UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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WALTER INVESTMENT MANAGEMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WALTER INVESTMENT MANAGEMENT CORP.

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

March 31, 2015

Dear Fellow Stockholder:

On behalf of the Board of Directors, we cordially invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Walter Investment Management Corp. (the “Company”) which will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607 on Wednesday, May 13, 2015, at 10:00 a.m. local time.

At the Annual Meeting, stockholders will be asked to consider and vote on the following items:

•	Election of three Class III directors whose terms will expire in 2018;

•	An advisory resolution to approve the 2014 compensation of our named executive officers;

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2015 fiscal year; and

•	The transaction of such other business which is properly brought up at the Annual Meeting or any postponement or adjournment thereof.

On the following pages you will find the Notice of Annual Meeting of Stockholders and the Proxy Statement, which provide information concerning matters to be acted upon at the meeting. Of course, management will be present at the Annual Meeting to answer any of your questions.

I sincerely hope you will be able to attend the Annual Meeting. IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE VOTE ON EACH OF THE PROPOSALS SET FORTH IN THE PROXY STATEMENT IN ACCORDANCE WITH THE INSTRUCTIONS IN THE IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS, OR BY SIGNING, DATING, AND RETURNING THE PROXY CARD ENCLOSED WITH PROXY MATERIALS DELIVERED BY MAIL, OR BY AUTHORIZING YOUR PROXY BY INTERNET OR TELEPHONE AS INSTRUCTED ON THE PROXY CARD, WHETHER OR NOT YOU ARE CURRENTLY PLANNING TO ATTEND THE MEETING. If you do plan to attend the meeting, or later decide to do so, you may withdraw your proxy at the meeting and vote in person at that time if you follow the appropriate steps to do so. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and a proxy issued in your name from the record holder. Should you plan to attend but be unable to do so, having your proxy on record will ensure that your voice is heard.

We thank you for your support and look forward to seeing you at the Annual Meeting.

Very truly yours,

/s/ Mark J. O’Brien
Mark J. O’Brien
Chairman and Chief Executive Officer

WALTER INVESTMENT MANAGEMENT CORP.

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2015

TO THE STOCKHOLDERS OF WALTER INVESTMENT MANAGEMENT CORP.:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Walter Investment Management Corp., a Maryland corporation (the “Company”), will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607 on Wednesday, May 13, 2015, at 10:00 a.m. local time, to consider and act on the following matters:

1. Election of the three Class III director nominees identified in the accompanying proxy statement to serve as members of the Board of Directors until their terms expire in 2018 and their successors are duly elected and qualify;

2. An advisory resolution to approve the 2014 compensation of our named executive officers;

3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2015 fiscal year; and

4. The transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 27, 2015 are entitled to receive notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof. Please note that we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce our impact on the environment. An Important Notice Regarding the Availability of Proxy Materials, which contains instructions about how to access our proxy materials and authorize proxies online or by telephone, was mailed to our stockholders beginning on March 31, 2015. Each stockholder is requested to vote on each of the proposals set forth in this Proxy Statement in accordance with the instructions in the Important Notice Regarding the Availability of Proxy Materials, or if you received your proxy materials by mail, execute and date the enclosed proxy card and return it without delay in the enclosed postage-paid envelope, or authorize a proxy by Internet or telephone as instructed on the proxy card, even though you presently may intend to attend the Annual Meeting. Any stockholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting if the appropriate steps to do so are followed. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares as of March 27, 2015 and a proxy issued in your name from the record holder.

By Order of the Board of Directors

/s/ Jonathan F. Pedersen
Jonathan F. Pedersen
Secretary

Tampa, Florida

March 31, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be Held on May 13, 2015:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

WALTER INVESTMENT MANAGEMENT CORP.

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 13, 2015

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Walter Investment Management Corp., a Maryland corporation (the “Company”), of proxies to be voted at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 13, 2015, at 10:00 a.m., local time, and at any adjournment or postponement thereof. The Annual Meeting will be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607.

At the Annual Meeting, stockholders will be asked to consider and vote on: (a) the election of three director nominees identified in this proxy statement to serve as members of the Board as Class III directors until the expiration of their terms in 2018 and until their successors are duly elected and qualify; (b) approval of the 2014 compensation paid to our named executive officers, or Named Executive Officers (“NEOs”), via a non-binding advisory resolution; (c) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2015 fiscal year; and (d) the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

An Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 13, 2015 (the “Notice of Availability”) was mailed to stockholders beginning on March 31, 2015.

Stockholders are urged to vote on each of the proposals set forth in this Proxy Statement in accordance with the instructions in the Notice of Availability or, if you received your proxy materials by mail, complete, date, and sign the enclosed proxy card and return it promptly in the postage-paid envelope provided with the proxy materials, or authorize a proxy by Internet or telephone as instructed on the proxy card. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROXIES AND VOTING AT THE MEETING

RECORD DATE AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 27, 2015 as the record date (the “Record Date”) for the determination of the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. As of the Record Date, the Company had issued and outstanding approximately 37,732,229 shares of Common Stock, $0.01 par value per share (“Common Stock”), constituting the Company’s only class of stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon at the Annual Meeting. The presence of a majority of the Company’s outstanding shares of Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

VOTE REQUIREMENTS

Proposal 1: Election of Directors.    Directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality of votes cast, only votes cast for a director will be counted for purposes of electing a director and, thus, votes withheld from a nominee or nominees generally will not affect the outcome of the election. There is no cumulative voting.

Proposal 2: Compensation of Named Executive Officers.    Under the Maryland General Corporation Law (the “MGCL”) and the Company’s Bylaws (the “Bylaws”), the non-binding, advisory resolution on compensation of our NEOs will be approved if a majority of all votes cast are cast in favor of such resolution at a meeting when a quorum is present.

Proposal 3: Ratification of Appointment of Independent Registered Accounting Firm.    Under the MGCL and the Bylaws, ratification of the appointment of the Company’s independent registered certified public accounting firm for 2015 will be approved if a majority of all votes cast are cast in favor of such proposal at a meeting when a quorum is present.

ABSTENTIONS AND BROKER NON-VOTES

In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, such proxy will be counted as present for purposes of determining the existence of a quorum; but since an abstention or broker non-vote is neither a vote cast in favor of nor a vote cast opposing a proposed action, abstentions and broker non-votes will have no effect on the outcome of any of the proposals. If the proxy is submitted and no voting instructions are given, the person or persons designated on the proxy card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other proposals listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

Under the New York Stock Exchange (“NYSE”) rules, on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. Therefore, if a broker holds Common Stock of the Company in a stockholder’s name and delivers this proxy statement to the stockholder, the broker is entitled to vote the shares for the ratification of the appointment of our independent auditors even if the broker does not receive voting instructions back from the stockholder. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority (so-called broker non-votes), the shares they hold are not included in the vote totals. At the Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted, other than the ratification of the appointment of our independent auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

VOTING AND REVOCATION OF PROXIES

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for granting proxies from their banks, brokers or other nominees. Beneficial owners should follow the instructions sent to them by such bank, broker or nominee in order to vote their shares. All stockholders of record may vote by submitting a proxy by mail, telephone, or Internet, or by voting in person at the Annual Meeting as follows:

By Mail.    If you received your proxy materials by mail, complete, sign and date the proxy card and return it in the enclosed envelope. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with any instructions indicated on such proxies. If you return your signed proxy card but do not provide your voting instructions, the persons named in the proxy card will vote the shares represented by your proxy card in accordance with the Board of Directors’ recommendations set forth hereunder.

By Telephone or Internet.    The Company has established telephone and Internet proxy authorization procedures designed to authenticate your identity and to allow you to provide your voting instructions, and to confirm that those instructions have been properly recorded.

For telephone proxy authorization, call the toll-free telephone number on the proxy card and follow the voice prompts. You will need to have your Notice of Availability or proxy card available when you call.

For Internet proxy authorization, go to the website set forth on the Notice of Availability and follow the instructions. You will need to have your Notice of Availability or proxy card available when you go to the website.

Telephone and Internet proxy authorization facilities are available to stockholders of record 24 hours a day until 11:59 p.m. EDT, on May 12, 2015. If you authorize a proxy by telephone or on the Internet, you do not have to return your proxy card by mail.

In Person.    Stockholders of record who attend the Annual Meeting may vote in person at the meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares as of the Record Date and a proxy issued in your name from the record holder.

The Company is not aware of any matters to be presented at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting for consideration, the persons appointed as proxies will vote or act thereon in their discretion.

Any stockholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company’s principal executive offices, located at the address set forth above.

VOTING RESULTS

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will report the voting results in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

CONFIDENTIALITY OF VOTING

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We allow only Broadridge Financial Solutions to examine these documents. Occasionally, stockholders provide written comments on their proxy cards, which are then forwarded to the Company by Broadridge Financial Solutions.

MATTERS TO BE VOTED ON

PROPOSAL I:

ELECTION OF DIRECTORS

In accordance with the Bylaws and based on the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors, our Board of Directors is presently fixed at nine directors. Our current Board of Directors is comprised of: Mark O’Brien (Chairman); Denmar Dixon (Vice Chairman); Steven Berrard; Ellyn Brown; Alvaro de Molina; William Meurer; James Pappas; Shannon Smith; and Michael Tokarz. The Board is divided into three classes that are equal in size, and directors are elected to staggered three-year terms. One class of directors is elected at each annual meeting of our stockholders for a term of three years. Each director holds office until his or her successor has been duly elected and qualified, or the director’s earlier resignation, death or removal. The term of our Class III directors, Messrs. de Molina, O’Brien and Smith, expires at the Annual Meeting. The term of our Class I directors, Messrs. Berrard and Dixon and Ms. Brown, expires at the 2016 Annual Meeting of Stockholders. The term of our Class II directors, Messrs. Meurer and Tokarz and Dr. Pappas, expires at the 2017 Annual Meeting of Stockholders.

The Board of Directors, on the recommendation of the Nominating Committee, has nominated Alvaro de Molina, Mark O’Brien and Shannon Smith to stand for re-election as Class III directors to serve until our 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. Messrs. O’Brien and Smith have served as directors of the Company since April 17, 2009. Mr. de Molina was appointed to the Board in September 2012 when our Board was expanded from seven to nine members. Each nominee has consented to be named as a nominee and has indicated his intention to serve if elected. If any nominee should become unavailable for election for any reason, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies voted for such nominee will be voted for such other person as the Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available, or will prove unable to serve, if so elected.

It is important that Board members have complementary skills that together can best guide the Company to a successful future. In considering whether the nominees meet the requirements necessary to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating Committee and the Board focused on the information provided in each of the director’s individual biographies set forth below, as well as their personal knowledge and experience in having previously worked with one another as members of the Board of Directors. The Nominating Committee and the Board of Directors believe that each nominee brings a strong and unique background and set of skills to the Board, which, combined with the backgrounds of our continuing directors, gives the Board as a whole competence and experience in a wide variety of areas, including: corporate governance and board service; executive management; banking and finance; private equity; residential real estate and home building; accounting; and SEC and other regulatory compliance. In addition, the Nominating Committee considered each nominee’s and continuing director’s (i) prior history with and involvement in the Company and its predecessors, (ii) ability to assist in overseeing the Company’s risk management and internal and disclosure controls, (iii) prior assistance with the strategic direction of the Company, (iv) roles in implementing the Company’s mission statement and strategic direction, and (v) ability to assist in the Company’s efforts to comply with its various governance requirements. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are also described in the following paragraphs. A complete description of the criteria for service and the review process for nomination to the Board is set forth in the Corporate Governance section of this Proxy Statement under the heading “Director Nomination Process, Director Qualifications and Review of Director Nominees.”

Below is information about each nominee and continuing director. Unless otherwise noted, age information is as of the Record Date and the other information is as of the date of this proxy statement. The Nominating Committee has determined, and the Board has confirmed, that each of Messrs. de Molina and Smith is independent under the NYSE rules, and continuing directors Messrs. Meurer, Tokarz and Berrard, Dr. Pappas and Ms. Brown also are considered to be independent, meaning that seven of the nine members of our Board of Directors are independent under the NYSE rules. Because of their employment with the Company, Messrs. O’Brien and Dixon are not considered independent under the NYSE rules. The Nominating Committee further believes that all of the nominees and the continuing directors are independent of the influence of any particular stockholder or group of stockholders whose interest may diverge from the interests of the stockholders as a whole.

Valid proxies received pursuant to this solicitation will be voted in the manner specified. Where no specification is made, it is intended that the proxies received from stockholders will be voted FOR the election of the director nominees identified above.

Nominees for Class III Directors

(Terms Expiring in 2018)

Alvaro G. de Molina, age 57, was appointed to the Board of Directors in September 2012. Prior to serving on the Board of Directors, Mr. de Molina served as the Chief Executive Officer of Ally Financial Inc., previously known as GMAC Inc. (“GMAC”), an automotive financing, corporate and home loan company, beginning in April 2008, and on the Board of Directors of GMAC beginning in March 2009, until resigning from both positions in November 2009. Prior to joining GMAC, Mr. de Molina was with Cerberus Capital Management, L.P., a private investment firm, and prior thereto Mr. de Molina had a 17-year career at Bank of America Corporation (“Bank of America”) where he held a number of positions in senior management, including Chief Financial Officer, Chief Executive Officer of Banc of America Securities, LLC (“Banc of America”), President of Global Corporate and Investment Banking and Corporate Treasurer. Before joining Bank of America, Mr. de Molina served in the lead financial role for emerging markets at J.P. Morgan Chase & Co. Mr. de Molina began his career at PricewaterhouseCoopers LLP (“PwC”). Mr. de Molina serves on the boards of Regional Management Corp., a consumer finance company (where he is Chairman of the Board of Directors and a member of the Compensation Committee, Corporate Governance and Nominating Committee and Audit Committee) and Duke University’s Fuqua School of Business. Mr. de Molina holds a bachelor’s degree in accounting from Fairleigh Dickinson University and a master’s degree in business administration from Rutgers Business School.

Areas of Relevant Experience: Mr. de Molina brings over thirty years of experience in financial services, banking and capital markets. Because of his accounting and financial background, Mr. de Molina qualifies as an audit committee financial expert. Mr. de Molina currently serves as a member of the Compliance Committee and the Audit Committee.

Mark J. O’Brien, age 72, has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since April 2009. In March 2006, Mr. O’Brien became Chairman and Chief Executive Officer of certain of the Company’s predecessor entities, which were subsidiaries of Walter Industries Inc. (now known as Walter Energy Inc. or “Walter Energy”). In February 2009, Mr. O’Brien was named Chairman and Chief Executive Officer of Walter Investment Management, LLC (“WIM”), which was spun off from Walter Energy in April 2009 and, in connection with a reverse merger with a pre-existing publicly traded REIT, became known as Walter Investment Management Corp. Mr. O’Brien also served as a director of Walter Energy from 2005 until 2009. Mr. O’Brien has served as President and Chief Executive Officer of Brier Patch Capital and Management, Inc., a family real estate investment and management firm, since September 2004. Prior to September 2004, Mr. O’Brien served in various capacities at Pulte Homes, Inc., a housing company, for 21 years, culminating in his appointment as President and Chief Executive Officer. He retired from that position in 2003. Mr. O’Brien is a director of Mueller Water Products, Inc., a publicly traded company that was spun off from Walter Energy, and A. Duda & Sons, Inc., a privately held family agriculture and real estate firm. Mr. O’Brien earned a Bachelor of Arts degree in history from the University of Miami.

Areas of Relevant Experience: Mr. O’Brien has had a long career in the real estate development, investment and management businesses in general and with the Company. While all of the Board members bring some form of generalized expertise to the Board’s management of the Company, Mr. O’Brien’s direct involvement with the Company’s operations and day-to-day leadership provides the Board with significant knowledge as to the specific challenges and opportunities inherent in the Company’s business.

Shannon E. Smith, age 49, has served as a director of the Company since April 2009. From October 2000 until June 2011, he served in various senior capacities at American Land Lease, Inc., a real estate investment trust, first as Chief Accounting Officer from October 2000 until February 2001, then as Chief Financial Officer from February 2001 through June 2011, and most recently as Chief Operating Officer from July 2009 through June 2011. Until the completion of its merger with GCP Sunshine Acquisition, Inc. on March 16, 2009, American Land Lease was listed on the NYSE. Mr. Smith has also served as a Managing Director of Green Courte Partners, LLC, a Chicago-based private equity real estate investment firm, from 2009 to June 2011. Mr. Smith began his career with Ernst & Whinney (now Ernst & Young Global Limited) as a certified public accountant.

Areas of Relevant Experience: Mr. Smith has a diverse background that is particularly valuable in guiding the Company’s strategic direction. As the Chief Financial Officer of a public company for nine years, he brings an appreciation for and an understanding of the complex accounting issues facing the Company. He is a member of the Audit Committee and the Nominating Committee, as well as the Compensation and Human Resources Committee (the “Compensation Committee”), on which he serves as the Chairman of the Committee. In addition, his accounting and financial background qualifies him as an audit committee financial expert. As the Chief Financial Officer of a real estate investment trust previously listed on the NYSE, he brings to the Board knowledge of real estate investment, corporate management, reporting requirements and governance practices.

The Board of Directors recommends a vote FOR the election of all three director nominees.

Directors Continuing in Office

Class I Directors

(Terms Expiring in 2016)

Ellyn L. Brown, age 65, has served as a director of the Company since April 2009. She practiced corporate and securities law until her retirement in 2010, most recently as the president of Brown and Associates, a corporate law and consulting firm that provided operational, regulatory and governance guidance to financial services clients and other entities that operate in highly regulated environments. She has taught corporate and securities law at Villanova University School of Law and the University of Maryland School of Law. Ms. Brown served as a director of NYSE Euronext, Inc. and its predecessors from 2005 through 2013, when NYX was acquired by the Intercontinental Exchange, and chaired the board of directors of NYSE Regulation, Inc., the independent entity that oversees the regulation of the NYSE markets, through 2014. In 2012, she joined the board of CNO Financial Group, Inc., a publicly-traded insurance holding company. Ms. Brown served on the Board of Governors of the Financial Industry Regulatory Authority from 2007 to 2012, and was a trustee of the Financial Accounting Foundation (parent of the Financial Accounting Standards Board and the Government Accounting Standards Board) from 2007-2011. She served as Maryland’s Securities Commissioner from 1987-1992, and later was a member of the boards of the National Association of Securities Dealers Regulation and the Certified Financial Planner Board of Standards.

Areas of Relevant Experience: Ms. Brown brings relevant experience in securities law, financial reporting and compliance, and corporate governance to the Board. During her career, she has been a regulator and prosecutor of financial fraud in the financial services industry, provided advice and counsel to a number of public companies, and served as a director of several entities that have grown and transformed significantly. This experience offers value to the Company’s Compliance Committee on which she serves as Chair and the Nominating Committee and Compensation Committee, of which she is a member.

Denmar J. Dixon, age 52, has served as a director of the Company since April 2009 (and its predecessor since December 2008). He has also served as Vice Chairman of the Board and Executive Vice President since January 2010 and Chief Investment Officer since August 2013. Prior to becoming an executive officer of the Company, he also had served as a member of the Board’s Audit Committee and Nominating Committee and as Chairman of the Compensation Committee (Mr. Dixon resigned from each of these committee positions immediately prior to his appointment as the Vice Chairman of the Board and Executive Vice President of the Company). Prior to serving on the Board, Mr. Dixon was elected to the Board of Managers of JWH Holding Company, LLC (“JWHHC”), a wholly-owned subsidiary of Walter Industries, Inc., in anticipation of the spin-off of WIM from Walter Energy. In 2008, Mr. Dixon founded Blue Flame Capital, LLC, a consulting, financial advisory and investment firm. Prior to forming Blue Flame Capital, LLC, Mr. Dixon spent 23 years with Banc of America and its predecessors. At the time of his retirement, Mr. Dixon was a Managing Director in the Corporate and Investment Banking group and held the position of Global Head of the Basic Industries group. Mr. Dixon has significant experience in the general industrial, consumer and business services industries. During his career at Banc of America, Mr. Dixon completed mergers and acquisitions, equity and debt capital and financial restructuring transactions totaling in excess of $75 billion.

Areas of Relevant Experience: Mr. Dixon has taken an active role in the Company’s business since his election to the Board of Managers of JWHHC in December 2008. Mr. Dixon has extensive business development, mergers and acquisitions and capital markets/investment banking experience within the financial services industry, and as a director and executive officer, he provides significant input into, and is actively involved in, the Company’s business activities and strategic planning.

Steven R. Berrard, age 60, has served as a director of the Company since March 2010. He has served, and continues to serve, on the Board’s Compensation Committee from the time of his appointment to the Board, and he served on the Audit Committee from May 2010 until February 2013. Mr. Berrard served on the Board of Directors of Swisher Hygiene Inc., a publicly traded industry leader in hygiene solutions and products, from 2004 until May 2014. Mr. Berrard is the Managing Partner of New River Capital Partners, a private equity fund he co-founded in 1997. Mr. Berrard was the co-founder and Co-Chief Executive Officer of AutoNation, Inc. (“AutoNation”), a leading automotive retail company, from 1996 to 1999. Prior to joining AutoNation, Mr. Berrard served as President and Chief Executive Officer of the Blockbuster Entertainment Group, at the time the world’s largest video store operator. Mr. Berrard served as President of Huizenga Holdings, Inc., a real estate management and development company, and served in various positions with subsidiaries of Huizenga Holdings, Inc. from 1981 to 1987. Mr. Berrard was employed by Coopers & Lybrand (now PwC) from 1976 to 1981. Mr. Berrard currently serves on the Board of Directors of Pivotal Fitness, Inc., a chain of fitness centers operating across the United States. Mr. Berrard earned his B.S. in Accounting from Florida Atlantic University.

Areas of Relevant Experience: Mr. Berrard’s management experience and financial expertise is beneficial in guiding the Company’s strategic direction. He has served in senior management and/or on the Boards of Directors of several prominent, publicly traded companies. In several instances he has led significant growth of the businesses he has managed. In addition, Mr. Berrard has served as the Chairman of the audit committee of several boards of directors.

Class II Directors

(Terms Expiring in 2017)

William J. Meurer, age 71, has served as a director of the Company since April 2009. Prior to serving on the Board, he was elected to the Board of Managers of JWHHC, in anticipation of the spin-off of WIM from Walter Energy. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for LifeLink Foundation, Inc., as a member of the board of directors of Sykes Enterprises, Incorporated, a business process outsourcing company, and as a member of the board of directors of the Eagle Family of Mutual Funds.

Areas of Relevant Experience: Mr. Meurer has taken an active role in the Company’s business since his election to the Board of Managers of JWHHC in December 2008. He is a CPA with an extensive accounting and financial background, and the Board has designated him as the audit committee financial expert. Mr. Meurer has served as the Chairman of the Audit Committee since its inception and the Company has in the past and will continue to benefit from his experience and leadership in this capacity.

James L. Pappas, Ph.D., age 71, was appointed to the Board of Directors in September 2012. Prior to serving on the Board, Dr. Pappas served as the Lykes Professor of Banking and Finance at the University of South Florida’s College of Business Administration from 1986 to 2006. During his tenure at USF, Dr. Pappas also served as the Dean of the College of Business from 1987 to 1995. From 1995 to 2005, Dr. Pappas served as President and Chief Executive Officer of The Graduate School of Banking at the University of Wisconsin. Dr. Pappas currently serves as the Chairman of the Board of Trustees for the Eagle Family of Mutual Funds and is a member of its Audit and Qualified Legal Compliance committees.

Areas of Relevant Experience: Dr. Pappas brings knowledge of the regulation of financial markets and institutions through service as both a bank director and a mutual fund trustee. In addition, for more than twenty years, he designed, taught and managed courses of study in advanced financial institutions management for senior bank officers and regulators. This background coupled with his senior management experience brings value to his service on the Company’s Audit Committee, Compliance Committee and Compensation Committee. Additionally, Dr. Pappas qualifies as an audit committee financial expert.

Michael T. Tokarz, age 65, has served as a director of the Company since April 2009 and was appointed as lead director of the Board in August 2012. Mr. Tokarz has been Chairman of Walter Energy’s board of directors since December 2006 and has been a director of Walter Energy since September 1987. Since February 1, 2002 he has been a member of the Tokarz Group, LLC, a provider of investment banking services. From January 1996 until February 1, 2002, Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz also is a director of CNO Financial Group, Inc., an insurance company (formerly known as Conseco, Inc.) since 2003, IDEX Corporation, a technology company specializing in fluid and metering, health and science, and fire and safety products since 1987, Mueller Water Products, Inc., a manufacturer of water distribution products since 2006 and MVC Capital, Inc., a business development company since 2004.

Areas of Relevant Experience: Having served on the Board of Directors of WIM’s former parent for over 20 years, Mr. Tokarz has extensive direct knowledge of the Company’s history. He also brings Board leadership experience and capital markets knowledge. Mr. Tokarz has served as the lead director of the Board since August 2012, the Chairman of the Nominating Committee since its inception and as a member of the Compliance Committee. The Company has in the past and will continue to benefit from his experience and leadership in this capacity.

There is no family relationship between any of the Company’s directors, nominees to serve as directors, or executive officers. There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he or she was, or will be, selected as a director.

PROPOSAL II:

ADVISORY RESOLUTION ON 2014 COMPENSATION OF NAMED EXECUTIVE OFFICERS

2014 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At the 2014 Annual Meeting, the Company’s executive compensation program was approved, on a non-binding, advisory basis, by over 99% of the votes cast. The Compensation Committee and the other members of the Board believe that this level of approval of the executive compensation program is indicative of our stockholders’ strong support of our compensation philosophy and goals and the decisions made by the Compensation Committee for the Company’s NEOs for 2013, which provided for a significant portion of pay to be variable and linked to performance. As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the stockholders will be asked at the Annual Meeting to vote on a non-binding, advisory resolution to approve the 2014 compensation of the NEOs as disclosed in this Proxy Statement. The Company’s NEOs are identified and their compensation is discussed under the heading “Compensation Discussion and Analysis.” The Company believes that it has demonstrated its commitment to sound executive compensation practices and adherence to corporate governance principles that further the interests of its stockholders.

OUR EXECUTIVE COMPENSATION PROGRAM

As described more fully in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, the compensation package of the Company’s NEOs is designed to act both as an incentive for superior performance and as an inducement to attract and retain highly qualified senior executives, while at the same time mitigating excessive risk. The Company’s executive compensation programs promote a performance-based culture and align the interests of stockholders and executives through variable, performance-linked compensation. The programs are also designed to attract and retain highly talented executives who are critical to the successful implementation of the Company’s strategic plan. A significant portion of an executive officer’s overall compensation is performance-based in that it is dependent upon the achievement of pre-determined corporate and/or personal performance goals and strategic objectives and/or the performance of the Company. We believe that this approach to executive pay ensures that the compensation paid to the Company’s executives is linked to the Company’s performance, which helps align management’s interests with the interests of the stockholders. The details concerning the implementation of our compensation philosophy and goals are provided throughout the CD&A. The Compensation Committee and the Board of Directors believe that the Company’s compensation practices, as summarized in the CD&A, are appropriately structured to drive the success of the Company’s business and accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Walter Investment Management Corp. approve, on a non-binding advisory basis, the compensation of the Named Executive Officers of the Company, as disclosed in the Compensation Discussion and Analysis and the tabular and narrative disclosures contained in this Proxy Statement.”

The Board urges stockholders to endorse the executive compensation program by voting in favor of this resolution. Although the say-on-pay vote is non-binding, the Board and its Compensation Committee will review the voting results and will consider the vote, as well as other communications from stockholders relating to our compensation practices, and take them into account in future determinations concerning our executive compensation programs.

The Board of Directors recommends a vote FOR the approval, on a non-binding, advisory basis, of the 2014 compensation of our Named Executive Officers.

PROPOSAL III:

RATIFICATION OF APPOINTMENT

OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered certified public accounting firm, or independent auditor, retained to audit the Company’s financial statements, and exercises sole authority to approve all audit engagement fees and terms associated with the retention of such firm. In accordance with its charter, the Audit Committee intends to select the firm of Ernst & Young LLP, an independent registered certified public accounting firm (“Ernst & Young”), to be the Company’s independent auditor for the fiscal year ending December 31, 2015, subject to the Company and Ernst & Young agreeing on a mutually acceptable engagement letter. With the endorsement of the Board of Directors, the Audit Committee recommends that stockholders vote to ratify that appointment. Although submission of this matter to stockholders is not required by law, in the event of a negative vote, the Audit Committee will reconsider its selection. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of Ernst & Young as the Company’s independent auditor.

For a discussion of audit and non-audit fees paid to Ernst & Young in 2014 and 2013, see “Audit Fees and Non-Audit Fees” immediately following the Audit Committee Report below. For a discussion of the Audit Committee’s Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor, please see the discussion of the Audit Committee set forth in the “Board Committee Membership and Meetings” section of this Proxy Statement.

Before determining to reappoint Ernst & Young as the independent auditor, the Audit Committee carefully considered that firm’s qualifications to serve as the independent auditor for the Company. Factors considered included, without limitation, the length of time that Ernst & Young has been engaged by the Company, the impact of rotating the Company’s independent auditor, the quality of the Audit Committee’s ongoing discussions with Ernst & Young, a review of Ernst & Young’s and the lead audit partner’s performance in prior years, a review of non-audit services provided and fees paid to Ernst & Young and the firm’s reputation for integrity and competence in the fields of accounting and auditing. Ernst & Young (or its predecessors) has served as the Company’s independent auditor since the Company was spun off from Walter Energy in 2009.

The Audit Committee has expressed satisfaction with Ernst & Young in the above respects, and believes that the continued retention of Ernst & Young to serve as the Company’s independent auditor and the continued service of the lead audit partner is in the best interests of the Company. Nonetheless, the Audit Committee reserves the right to change the Company’s independent auditor at its discretion.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders attending the meeting and to make a statement if they desire.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered certified public accounting firm for the 2015 fiscal year.

AUDIT COMMITTEE REPORT

The audited consolidated financial statements of the Company, as of and for the three-year period ended on December 31, 2014, are included in the Company’s 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Audit Committee oversees the Company’s financial reporting process and the independent audit of the Company’s annual consolidated financial statements. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter at least annually.

The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including its systems of internal accounting controls. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the financial reporting process, and internal controls. Ernst & Young, an independent registered certified public accounting firm engaged by the Company, is responsible for auditing the Company’s annual financial statements and expressing its opinion thereon in accordance with auditing standards and accounting principles generally accepted in the United States of America.

The Audit Committee met nine times during 2014. In performing its oversight function, the Audit Committee has reviewed the audited financial statements for the fiscal year ending December 31, 2014 with the Company’s management, including a discussion of the quality, not merely the acceptability, of the accounting principles used, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also has reviewed with Ernst & Young its judgments as to the quality and acceptability of the Company’s accounting principles. Management and Ernst & Young have advised the Audit Committee that the Company’s audited consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee discussed with Ernst & Young matters covered by the Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees) and Rule 2-07 of Regulation S-X of the Securities Act of 1933, as amended.

In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 and has reviewed, evaluated and discussed with that firm such written disclosures and letter and its independence from the Company.

In addition, the Audit Committee has discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee conferred with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the reviews and the discussions referred to above, in reliance on management and Ernst & Young, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC. The Audit Committee also intends to select Ernst & Young to be the Company’s independent auditor for its 2015 fiscal year, subject to the Company and Ernst & Young agreeing on a mutually acceptable engagement letter.

This report is respectfully submitted by:

AUDIT COMMITTEE:

William J. Meurer, Chairman

Alvaro G. de Molina

James L. Pappas

Shannon E. Smith

Audit Fees and Non-Audit Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and December 31, 2013 by Ernst & Young, the Company’s independent auditor, for the audit of the Company’s annual consolidated financial statements and services rendered by the independent auditor for those periods. The Audit Committee is involved in the negotiations related to the fees paid to Ernst & Young.

	2014 ($)	2013 ($)
Audit fees(1)	8,492,640	8,400,184
Audit related fees(2)	351,000	128,575
Tax fees(3)	33,426	—
All other fees(4)	3,260	3,260
Total Fees	8,880,326	8,532,019

(1)	This category includes the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements included in Form 10-K filings for the fiscal years 2014 and 2013, for reviews of the Company’s quarterly consolidated financial statements included in Form 10-Q filings during fiscal years 2014 and 2013, and for services that are normally provided by the independent registered certified public accounting firm in connection with statutory and regulatory filings for the relevant years.

(2)	This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services performed by the independent registered certified public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for the other attest engagements under professional auditing standards and accounting consultations.

(3)	This category includes tax compliance services.

(4)	These fees were for a subscription to Ernst & Young’s GAAIT service, an electronic accounting and research tool offered by Ernst & Young.

CORPORATE GOVERNANCE

OUR BOARD OF DIRECTORS

Pursuant to our Charter and Bylaws and the MGCL, the Board of Directors, which is elected by the stockholders, is responsible for the overall management of the business and affairs of the Company. The Board has the ultimate decision-making authority for the Company, except with respect to those matters that require approval by the stockholders. The Board has responsibility for the Company’s long-term strategic plans, for establishing broad corporate policies and for the Company’s overall performance and direction, but is not directly involved in the Company’s day-to-day operations. Board members keep informed of the Company’s business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them by Company management and through discussions with the Chairman and Chief Executive Officer and other executive officers. The Board conducts its business through meetings and actions taken by unanimous written consent in lieu of meetings. The Nominating Committee reviews annually the size and composition of the Board and recommends to the Board, to the extent necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required of the Board, as a group, and contains at least the minimum number of independent directors required by applicable laws, regulations and NYSE rules.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and outline the Board’s policies on a number of the Company’s corporate governance matters. These guidelines, which are posted on the Company’s website at www.walterinvestment.com, include procedures that are intended to facilitate “best practices” in corporate governance. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of the Company’s stockholders and to promote honesty and integrity throughout the Company. Portions of the Corporate Governance Guidelines, which are reviewed by the Nominating Committee and the Board on, at a minimum, an annual basis, are described below.

DIRECTOR INDEPENDENCE

Under the Company’s Corporate Governance Guidelines, a substantial majority of our Board of Directors is expected to be comprised of independent directors. Our Board of Directors annually determines the independence of directors in accordance with the standards established by the NYSE and the SEC, and other facts and circumstances it considers relevant.

Additionally, our Nominating Committee evaluates the relationships between each director (and his or her immediate family members and related interests) and the Company annually to determine compliance with the NYSE independence standards. The Nominating Committee also evaluates whether any other facts or circumstances exist that might impair a director’s independence. Based on that review, the Nominating Committee has recommended, and the Board of Directors has affirmatively determined, that each director, other than Messrs. O’Brien and Dixon, who are employees of the Company, is independent under NYSE standards. The Nominating Committee has recommended, and the Board of Directors has affirmatively determined, that each member of the Audit Committee has no material relationship with the Company and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Further, each member of the Compensation Committee must (a) meet the additional independence standards applicable to “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), (b) qualify as “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act, and (c) meet the additional independence requirements of the NYSE for compensation committee members. The Nominating Committee has determined, and the Board has affirmatively agreed, that each member of the Compensation Committee meets each of these additional requirements.

BOARD COMPOSITION

The Nominating Committee is responsible for reviewing the composition of the Board to ensure that it accurately reflects the needs of the Company’s business and, in furtherance of that goal, proposing the addition and/or replacement of Board members. In recent years, the duties and responsibilities of members of boards of directors in general have increased as a result of increased regulatory demands and oversight, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the enhancement of corporate governance practices. This increase in director duties and responsibilities has been compounded by the recent growth in size and complexity of the Company’s business.

DIRECTOR NOMINATION PROCESS, DIRECTOR QUALIFICATIONS AND REVIEW OF DIRECTOR NOMINEES

The Nominating Committee is responsible for assessing all director candidates and recommending nominees to the Board. The Nominating Committee may identify director candidates through recommendations made by the Company’s independent directors, other Board members, management or business contacts, or by third-party search firms retained by the Nominating Committee. The Company’s policy, which is reflected in the Charter of the Nominating Committee, is to consider nominees recommended by stockholders. Stockholders may nominate persons for election as directors at an annual stockholders’ meeting if such nominations are made in accordance with the procedures set forth in the Bylaws. For a further discussion of the time periods within which nominations or any other matters may be brought forth at the 2016 Annual Meeting of Stockholders, please see the discussion under the heading “Stockholder Proposals for the 2016 Annual Meeting.”

When evaluating nominees, including those recommended by stockholders, the Nominating Committee takes into account the composition of the entire Board, including the requirement that a majority of Board members be independent; the diversity of experience and background represented on the Board; the need for financial, business, academic, public company and other expertise on the Board and its committees; and the need for directors who will work collegially to represent the best interests of the Company and its stockholders, communities and employees. In evaluating individual director candidates, the Nominating Committee strives to appoint directors who possess a considerable amount of business management experience (such as experience as a chief executive officer or chief financial officer) and a strong educational background. However, the Nominating Committee also considers a number of other factors that enhance the Board’s ability to manage and direct the affairs and business of the Company and best represent the interests of the Company and its stockholders, including: the knowledge, competency, strength of character, experience, candor, integrity, skills and judgment of each candidate; the alignment of each candidate’s knowledge and technical expertise with that of the other members of the Board of Directors, as well as with the needs of the business; prior performance on the Board and other boards of directors; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies that the Board desires to have represented; each candidate’s willingness and ability to devote sufficient time and effort to his or her duties as a director; independence and ability to objectively evaluate strategic proposals; any core competencies or technical expertise necessary to staff Board committees; and any other criteria established by the Board of Directors. Although the Company does not have a formal policy with respect to diversity, the charter of the Nominating Committee provides that the Nominating Committee shall take into account all factors it considers appropriate, which factors may include principles of diversity. The Nominating Committee and the Board of Directors believe that principles of diversity, including gender, race and national origin, education, professional experience, and differences of viewpoints and skills, are an important consideration in screening and evaluating candidates for nomination to the Board of Directors. The Nominating Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees and continuing directors.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Chairman of the Board/Chief Executive. The Board of Directors believes that Mr. O’Brien’s service as both Chairman of our Board of Directors and our Chief Executive Officer is in the best interests of the Company. Combining this role in a company of our size and relatively focused scope of business enables decisive leadership, ensures clear accountability and facilitates information flow between management and the Board, all of which are essential to effective governance. One of the primary responsibilities of the Board is to develop strategic direction at the Board level, while at the same time holding management accountable for the execution of the strategy. Mr. O’Brien’s in-depth, day-to-day knowledge of the Company’s business and industry, operations, opportunities and challenges places him in the best position to both guide the Company’s strategic direction and implement the directions of the Board. Moreover, the combined role allows for more productive meetings as Mr. O’Brien is best able to assist the Board in focusing on critical business issues.

Lead Director. The Board believes that the appointment of a lead director to act as a liaison between the Chairman and the independent directors is beneficial to the Company because this structure provides independent oversight of management while ensuring clear strategic alignment throughout the Company. The Board has selected Mr. Tokarz, who has served as the lead independent director since August 2012, to continue in this role in 2015. Mr. Tokarz was chosen for this position by the Board as a result of his long history with and knowledge of the Company’s business and his demonstrated leadership abilities. In this role, Mr. Tokarz also typically acts as the leader in executive sessions of the Board. The appointment of a lead director notwithstanding, we continue to believe that all of our directors should be, and are, fully engaged in the Company’s business. The Board believes that our current approach to board leadership appropriately and effectively complements the combined Chairman/Chief Executive Officer structure and helps to ensure the Board’s ability to effectively oversee risk management.

The Board’s Role in Risk Oversight. The Board has an active role, both as a whole and at the committee level, in overseeing the management of the Company’s risk. The Board is responsible for establishing and reviewing the Company’s strategic direction and determining the acceptable risk tolerance of the Company, overseeing management implementation of its strategic plan within the approved risk tolerances, monitoring the effectiveness of and exercising oversight over management, the compensation of management and the Company’s internal controls over financial reporting. Risk can take different forms, including operating risk, financial risk, cyber-risk, risk related to the economy in general and the housing market and unemployment in particular, risks related to management succession, risk of fraud and reputational risk.

The Board discharges many of its responsibilities and oversight functions with respect to risk through its Audit Committee, Compensation Committee, Nominating Committee and Compliance Committee. The Nominating Committee is responsible for establishing corporate governance procedures designed to effectively administer the Board’s strategic planning and oversight duties. The Nominating Committee also is responsible for conducting an annual evaluation of the Company’s Corporate Governance Guidelines and its Code of Conduct and Ethics (the “Code of Conduct”), reviewing the Board’s leadership structure, and evaluating risks associated with the independence of the Board members. The Audit Committee supports the Board’s risk oversight functions through its review of the Company’s internal controls over financial reporting, periodic review of fraud risks identified by management, and review of the Company’s financial statements and their preparation, as well as its administration of the Company’s whistleblower procedures. The Compensation Committee establishes the appropriate compensation incentives and determines the appropriate impact that the Company’s compensation policies should have on risk. In order to enhance its oversight of compliance-related risks, in 2014 the Board established the Compliance Committee, which assists the Board in overseeing the Company’s compliance with consumer financial protection regulations; regulatory relations; ethical, reputational and regulatory matters; and compliance functions. The Compliance Committee also considers cyber-security and similar risks affecting the Company.

Because all Board committees are comprised solely of independent directors, our independent directors have a significant role in the Board’s risk oversight function. As part of the oversight process, each committee receives reports from members of senior management concerning the areas of material risk to the Company that are within the purview of that committee to enable it to understand our risk identification, risk management and risk mitigation strategies. While each committee is responsible for assisting the Board in evaluating and overseeing certain risks, the entire Board is apprised of such risks through regular committee reports. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. See “Board Committee Membership and Meetings” for a further discussion of the roles, responsibilities and inter-relationships of Board committees.

EXECUTIVE SESSIONS OF THE BOARD

As provided in the Corporate Governance Guidelines, the independent directors of the Company meet in executive session in connection with each regularly scheduled meeting of the Board of Directors. The independent directors may call upon members of management and outside consultants, including auditors and executive compensation consultants, to participate in executive sessions of the Board. In his role as lead independent director, Mr. Tokarz typically acts as the leader in executive sessions of the Board. To the extent that it is appropriate to provide feedback to management following an executive session, one or more of the independent directors acts as a liaison with the Chairman to convey information or coordinate action with management.

BOARD ATTENDANCE AND ANNUAL MEETING POLICY

It is the Company’s policy that directors should attend each meeting of the Board of Directors and each meeting of the committees on which they serve. There were fourteen meetings of the Board of Directors during 2014 and each member of the Board of Directors attended at least 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings of each committee on which he or she served, with the exception of Mr. Berrard, due to illness (Mr. Berrard attended 73% of all such meetings). In addition to participation at Board and committee meetings, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer, outside consultants and professionals, members of management and others regarding matters of interest and concern to the Company.

It is Company policy that all members of the Board attend the Annual Meeting. In 2014, eight of the nine Board members were in attendance, and it is anticipated that each director will attend the Annual Meeting. A regular meeting of the Board of Directors is scheduled in connection with the Annual Meeting.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has established a process for stockholders and other interested parties to communicate with any independent director or with non-management or independent directors as a group. If the concern relates to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chairman of the Audit Committee in care of the Company’s Secretary at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of the Nominating Committee in care of the Company’s Secretary at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s Secretary. If the communication is specifically marked as a private communication for the Board of Directors, or for a specific director, the Secretary will not open the correspondence, but will forward it to the addressee. These procedures may change from time to time. Stockholders are encouraged to visit our website for the most current means of contacting our directors.

BOARD COMMITTEE MEMBERSHIP AND MEETINGS

The Board of Directors has established four committees to assist it in fulfilling its responsibilities:

•	the Audit Committee;

•	the Compensation Committee;

•	the Nominating Committee; and

•	the Compliance Committee.

Members of each committee are nominated by the Nominating Committee and are appointed annually by the Board of Directors. Each committee is composed entirely of independent directors and operates under a charter approved by the Board of Directors, which sets out the purposes and responsibilities of the committee. These committees annually review and, as appropriate, seek revisions of their charters to reflect, among other things, changing regulatory developments. The committee charters are available for review on the Company’s website at www.walterinvestment.com. Information with respect to each of these committees is provided below.

Audit Committee

In 2014, our Audit Committee consisted of Messrs. Meurer, de Molina and Smith and Dr. Pappas, and it is presently composed of the same individuals. The Nominating Committee has determined that each member of the Audit Committee is independent under the NYSE independence standards and other SEC rules and regulations applicable to audit committees, that each member is financially literate and has accounting or related financial management expertise within the meaning of the NYSE rules, and each member possesses the qualifications of an “audit committee financial expert,” as that term is defined by applicable SEC regulations. Mr. Meurer serves as the Chairman of the Audit Committee and has been designated as the audit committee financial expert.

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight of:

•	the quality and integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements, particularly as they relate to financial reporting;

•	the independent auditor’s qualifications, performance and independence; and

•	the performance of the Company’s internal audit function.

Consistent with this function, the Audit Committee fulfills these responsibilities by carrying out various activities enumerated in the Audit Committee’s charter, which are summarized below. The Audit Committee’s responsibilities and duties are set forth in more detail in the Audit Committee’s charter (which is available on the Company’s website at www.walterinvestment.com).

In connection with its oversight of the Company’s independent auditor, the Audit Committee’s responsibilities and duties include, but are not limited to:

•

the direct responsibility to appoint, compensate, retain, oversee and terminate any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including the selection of the independent auditor to be employed by the Company for the purpose of preparing or issuing an audit report on the Company’s annual financial statements or related work, the determination of the scope, planning and staffing of the independent auditor’s engagement, the approval of the fees and other compensation to be paid to the independent auditor and the resolution of disagreements between management and the independent auditor regarding financial reporting);

•	informing each such independent auditor that it must report directly to the Audit Committee;

•	pre-approving all audit and permissible non-audit services to be provided to the Company by our independent auditor;

•

reviewing and evaluating at least annually, in consultation with management, the qualifications, performance and independence of the independent auditor. In the course of such review and evaluation, the Audit Committee considers a number of factors, including (i) a report of the independent auditor describing its internal quality-control procedures and information regarding any material issues raised related to quality-control and assessing the independent auditor’s independence based on all relationships between such firm and the Company, (ii) the lead audit partner’s performance, (iii) rotation of the audit partners and, in order to assure continued auditor independence, whether there should be regular rotation of the independent auditor itself, and (iv) assessments of management and the Company’s internal auditors regarding the performance of the independent auditor;

•

obtaining, at least annually, from the independent auditor, a report or other written communication confirming whether any illegal acts have been detected in connection with the performance of its audit;

•

reviewing with the independent auditor (i) any audit problems or difficulties encountered by such firm in the course of the review or audit work, including any restrictions on the scope of its activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters; and

•	establishing clear hiring policies for employees or former employees of the independent auditor.

In connection with its oversight of the Company’s financial documents, reports submitted to the SEC and financial reporting process, the Audit Committee’s responsibilities and duties include, but are not limited to:

•

reviewing and discussing with management and the Company’s independent auditor the annual and quarterly financial statements of the Company and disclosures made in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be included in the Company’s annual and quarterly reports prior to their filing with the SEC and recommending to the Board whether the audited financial statements should be included in the Company’s annual report;

•

reviewing and discussing with management and the independent auditor prior to public dissemination the Company’s earnings press releases (including the use of any pro forma or adjusted non-GAAP information), as well as financial information and earnings guidance provided to analysts and ratings agencies that have not been previously reviewed by the Audit Committee;

•

reviewing disclosures made to the Audit Committee by the Company’s Chairman and Chief Executive Officer and Chief Financial Officer during their certification process for annual and quarterly reports, and reviewing such other information as the Audit Committee may require prior to the disclosure of such information to government bodies or the public;

•	reviewing the integrity of the Company’s financial reporting processes in consultation with the independent auditor, management and the internal auditors;

•

reviewing reports from management and the independent auditor addressing critical accounting policies and practices, analysis setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, any major issues regarding accounting principles and financial statement presentations, any major issues as to the adequacy of the Company’s internal controls and any other material written communications between the independent auditor and management;

•	reviewing the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any) on the financial statements of the Company;

•	reviewing and discussing with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management as it relates to financial reporting; and

•	preparing the Audit Committee report for inclusion in the proxy statement for each annual meeting.

The Audit Committee, together with management, is also responsible for reviewing and appraising our internal auditing function, including the processes and reports prepared by those involved in our internal auditing function and management’s responses. In conducting such review, the Audit Committee and management review and discuss with the independent auditor the responsibilities, budget and staffing of our internal audit function. They also review the activities, organizational structure and qualifications of those involved in our internal auditing function. Additionally, the Audit Committee reviews, at least annually, the charter of the internal audit function.

The Audit Committee also reviews with our legal counsel any legal matters that could have a significant impact on the Company’s financial statements; and unless otherwise approved or ratified by the disinterested members of the Board, the Audit Committee reviews and has the power to approve or ratify any related person transactions.

The Audit Committee held nine meetings during the 2014 fiscal year. Additionally, in order to foster open communication, the Audit Committee periodically meets separately with each of management, the independent auditor and the internal auditors (or other personnel responsible for the internal audit function) to discuss any matters that the Audit Committee or each of these groups believe would be appropriate to discuss privately.

Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report.”

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for the selection, appointment, scope of work, compensation, retention, oversight and termination of the Company’s independent auditor.

Under its charter, the Audit Committee is responsible for pre-approving all audit services (which may entail providing comfort letters in connection with securities underwritings). Under the charter, the Audit Committee is also responsible for pre-approving all permissible non-audit services provided by the independent auditor, except that pre-approval of minor non-audit services is not required by the Audit Committee if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to the registered public accounting firm during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the full Audit Committee at its next scheduled meeting.

Compensation and Human Resources Committee

In 2014, our Compensation Committee consisted of Messrs. Smith, Berrard and de Molina, Ms. Brown and Dr. Pappas, and it is currently composed of the same individuals. Mr. Smith serves as the Chairman of the Compensation Committee. The purpose of the Compensation Committee is to:

•

assist the Board in carrying out its oversight responsibility relating to the Company’s compensation and employee benefit plans and practices, including director and executive compensation plans, incentive compensation and equity based plans;

•	review and discuss with management the Company’s CD&A to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC;

•	prepare the Compensation Committee Report as required by the rules of the SEC; and

•	generally supervise the executive compensation principles governing the Company.

The Compensation Committee’s responsibilities and duties are set forth in the Compensation Committee’s charter (which is available on the Company’s website at www.walterinvestment.com) and include, without limitation:

•	establishing and reviewing an overall compensation philosophy for the Company;

•	recommending to the Board annual compensation for directors and designated key executives;

•	reviewing and recommending to the Board the corporate goals and objectives relevant to the Chairman and Chief Executive Officer and other designated key executives;

•	reviewing and making recommendations to the Board of Directors with respect to the Company’s equity- based plans and programs, and overseeing management’s administration of those plans and programs;

•	selecting, retaining and/or replacing, as needed, compensation consultants, legal counsel or other advisors to provide independent advice to the Compensation Committee; and

•	preparing, when required under applicable rules, a report on executive compensation for inclusion in the Company’s proxy statement for our Annual Meeting.

The Compensation Committee held eight meetings during the 2014 fiscal year.

Role of Compensation Consultant

To further the objectives of our compensation programs, the Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) as the Compensation Committee’s independent outside compensation consultant. Meridian conducts annual reviews of our compensation programs for many of our key executives, including our NEOs, and advises the Compensation Committee on executive compensation matters that may arise from time to time. Meridian was selected by, and reports directly to, the Compensation Committee. Meridian does not provide other services to the Company and receives compensation from the Company only for services provided to the Compensation Committee. The Compensation Committee reviewed the independence of Meridian under relevant SEC rules and determined that Meridian was independent during 2014.

During 2014, Meridian performed the following tasks:

•

provided input to the Compensation Committee with respect to executive compensation matters in light of the Company’s business strategy, pay philosophy, prevailing market practices, stockholder interests, and relevant regulatory mandates;

•	provided advice as to the Company’s executive pay philosophy;

•	provided incentive plan design advice, for both annual and long-term incentive vehicles and other compensation and benefit programs that meet Company objectives;

•

provided comprehensive competitive market studies as context for the Compensation Committee’s consideration of base salary, annual bonus opportunity, long-term incentive awards, benefits, perquisites, and severance protections for the Chairman and Chief Executive Officer and senior management of the Company;

•	provided consulting and competitive market data on director compensation matters;

•	apprised the Compensation Committee about emerging best practices and changes in the regulatory and corporate governance environment as it relates to executive compensation;

•	provided valuation services in connection with performance share awards; and

•	assisted with the preparation of proxy disclosures.

Meridian was not engaged by the Company to provide advice or recommendations on the amount of or form of executive and director compensation.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was, during the 2014 fiscal year, an officer or employee of the Company, was formerly an officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act. During 2014, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

In 2014, our Nominating Committee consisted of Messrs. Tokarz and Smith and Ms. Brown, and it is presently composed of the same individuals. Mr. Tokarz serves as Chairman of the Nominating Committee. The purpose of the Nominating Committee is to:

•

identify individuals qualified to become Company directors consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of the stockholders;

•	determine the composition of the committees of the Board;

•	oversee the evaluation of the Board and its committees;

•	oversee risks related to the Company’s governance structure and processes;

•	develop, recommend to the Board, and monitor a set of corporate governance guidelines applicable to the Company;

•	review a succession plan for the Chairman and Chief Executive Officer and such other members of executive management as the Board shall determine;

•	review and evaluate annually the terms and adequacy of coverage of directors’ and officers’ liability insurance;

•	review the Company’s Code of Conduct; and

•	otherwise take a leadership role in shaping the corporate governance of the Company.

The Nominating Committee’s responsibilities and duties are set forth in the Nominating Committee’s charter (which is available on the Company’s website at www.walterinvestment.com).

The Nominating Committee held five meetings during the 2014 fiscal year.

Compliance Committee

In 2014, the Board of Directors established the Compliance Committee. The purpose of the Compliance Committee is to assist the Board of Directors of the Company with oversight of:

•

the Company’s compliance management system, including its program for compliance with state and federal consumer financial protection laws, rules and regulations and other laws, rules, regulations, guidance and standards governing its consumer-oriented businesses, including those governing its dealings with government-sponsored enterprises;

•	the Company’s regulatory relations and its handling of key regulatory matters;

•	the Company’s management of risks relating to ethical, reputational and regulatory matters; and

•	the performance of the Company’s compliance function.

The Compliance Committee consists of Ms. Brown, who serves as Chair of the Committee, Mr. de Molina, and Dr. Pappas. The Company’s lead director (currently Mr. Tokarz) is an ex officio member of the Compliance Committee.

The Compliance Committee held five meetings during the 2014 fiscal year.

CODE OF CONDUCT AND ETHICS

The Board of Directors has adopted the Code of Conduct, which applies to directors, officers and employees of the Company and its subsidiaries, including the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, and others performing similar functions. The Company is committed to the highest standards of professional and ethical conduct, and the Code of Conduct provides guidance as to upholding these standards.

The Code of Conduct consists of basic standards of business practice as well as professional and personal conduct, including prohibitions against any conduct or transactions that might constitute a conflict of interest between the employee and the Company. If an employee is uncertain whether a particular transaction or relationship may give rise to a conflict of interest, the Code of Conduct encourages the employee to discuss the matter with his or her manager or supervisor, human resources official or a member of the Corporate Ethics Committee before taking any action.

If we ever were to amend or waive any provision of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations with respect to any such amendment or waiver by posting such information on our website described below rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website.

A Corporate Ethics Committee is charged with monitoring, overseeing and reviewing compliance with the Code of Conduct. That committee’s members for 2015 are: Stuart D. Boyd (Senior Vice President and Deputy

General Counsel); Jonathan F. Pedersen (Chief Legal Officer, General Counsel and Secretary); Gregory A. Williamson (Senior Vice President and Chief Human Resources Officer); Brian Corey (Senior Vice President and Chief Compliance Officer); Patricia Hobbib (Secretary and General Counsel of Ditech Mortgage Corp.); and Stephanie Yates (Senior Vice President and General Counsel of Reverse Mortgage Solutions, Inc.). The Code of Conduct includes the Company’s policy on reporting compliance concerns. The Company has established a confidential hotline by which employees and others may provide information about suspected violations of the Code of Conduct or any other alleged non-compliance with law, regulations or Company policy. Messages from the hotline are routed directly to the Company’s General Counsel, Mr. Pedersen, the Chairman of the Audit Committee, Mr. Meurer, and/or another member of the Corporate Ethics Committee. Procedures are set forth in the policy for the handling of reporting concerns based upon the nature of the concerns. All reported accounting matters, and their resolution, are reported to the Audit Committee and all other reported matters, and their resolution, are reported to the Nominating Committee.

The Code of Conduct and the Company’s confidential hotline number are provided to all employees at the commencement of employment as well as annually, at which time each employee is required to acknowledge, in writing, receipt and understanding of the Code of Conduct and the availability of the confidential hotline.

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

The full text of the Corporate Governance Guidelines, the Code of Conduct and the charters of the Audit Committee, the Compensation Committee, the Nominating Committee and the Compliance Committee are available at the Company’s website located at www.walterinvestment.com.

MANAGEMENT

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to each person who served as one of our NEOs in 2014 or who currently serves as one of our executive officers, but does not serve on our Board of Directors. Our executive officers are elected annually by our Board of Directors and serve at the discretion of our Board of Directors. None of our directors and/or executive officers is related to any other director and/or executive officer of the Company by blood, marriage or adoption.

Name(1)	Age	Position
Gary L. Tillett	55	Executive Vice President and Chief Financial Officer
David C. Schneider	49	Executive Vice President
Thomas J. Franco	55	President of Green Tree Servicing LLC
Patricia Cook	62	President of DT Holdings LLC
D. Scott Clarke	50	President of Reverse Mortgage Solutions, Inc.
Jonathan F. Pedersen	57	Chief Legal Officer, General Counsel and Secretary
Brian Corey	59	Senior Vice President and Chief Compliance Officer
Gregory A. Williamson	47	Senior Vice President and Chief Human Resources Officer
Charles E. Cauthen	57	Former Executive Vice President and Chief Financial Officer
Keith A. Anderson	53	Former Executive Vice President and Chief Operating Officer

(1)	All information set forth herein is as of March 27, 2015, except for information concerning Mr. Cauthen, who resigned his position at the Company effective as of February 28, 2014 and Mr. Anderson, who retired effective as of November 6, 2014.

The principal occupation for the last five (5) years, as well as certain other biographical information, for each of our NEOs and other executive officers listed above are as follows. For the principal occupation and certain other biographical information for Messrs. Dixon and O’Brien, see “Proposal 1: Election of Directors.”

Gary L. Tillett – Executive Vice President and Chief Financial Officer. Mr. Tillett joined the Company and began serving as Executive Vice President and Chief Financial Officer on March 1, 2014. Prior to joining the Company, Mr. Tillett was employed by PwC for over 31 years. He most recently served as PwC’s partner responsible for the firm’s New York Metro Transaction Services practice. Prior to serving in the New York Metro Transaction Services leadership role, Mr. Tillett had responsibility for the firm’s Transaction Service practice in the Financial Services sector. Mr. Tillett advised clients on transactions involving companies in the Financial Services space, with significant recent experience in the mortgage, banking and consumer lending areas, including leading the PwC Advisory team in assisting the Company with the acquisition of GTCS Holdings LLC (“Green Tree Holdings”) in 2011. Prior to joining Transaction Services in 1998, Mr. Tillett worked in the audit practice primarily focused on public companies in the financial services industry. Mr. Tillett holds a Bachelor of Science degree in accounting from the University of Texas at Dallas, a Masters of Business Administration from the University of Manchester, and is a Certified Public Accountant.

David C. Schneider – Executive Vice President. Mr. Schneider has served as Executive Vice President of the Company responsible for all operations at Green Tree Credit Solutions LLC (“Green Tree Credit”) and its subsidiaries since October 2014. Mr. Schneider joined the Company in October 2013, as Executive Vice President, Business Development for Green Tree Servicing LLC (“Green Tree”), the Company’s mortgage servicing subsidiary. He remains responsible for the Business Development efforts of Green Tree, including portfolio acquisitions, platform acquisition and subservicing opportunities. Prior to joining Green Tree, Mr. Schneider served as President and Chief Executive Officer of Vericrest Financial from March 2012 to February 2013. During Mr. Schneider’s 25-year career, he has held multiple executive leadership positions in mortgage lending, consumer lending, retail banking and corporate finance business. He has held positions as President and Chief Operating Officer of Citigroup Mortgage, Chief Financial Officer of the Consumer Assets Division of Citigroup, President of Washington Mutual Home Loans, and Head of Servicing and Default at JP Morgan Chase Mortgage post 2008. From July 2005 to September 2008, Mr. Schneider was the Home Loans

President of Washington Mutual Bank (“WaMu”). In September 2008, WaMu filed for bankruptcy protection with the U.S. Bankruptcy Court in Wilmington, DE. In December 2011, Mr. Schneider entered into a settlement agreement (the “Settlement Agreement”) among the Federal Deposit Insurance Corporation (the “FDIC”), in the FDIC’s capacity as Receiver of WaMu, and not in its capacity as a regulatory agency, and certain other former officers and directors of WaMu. The Settlement Agreement related to a complaint filed by the FDIC against certain former directors and officers of WaMu, related to actions allegedly taken by such former officers and directors related to WaMu’s held-for-investment home loan portfolio. The Settlement Agreement provided that Mr. Schneider made no admission of wrongdoing, and the FDIC did not require Mr. Schneider to refrain from future involvement in the banking or mortgage industries as a condition of the Settlement Agreement. Mr. Schneider began his career at KPMG and later at Old Kent Financial Corp. where he was both the Chief Financial Officer for Old Kent Mortgage Company and Head of the Retail Bank for Old Kent Bank (now part of Fifth Third Corporation). Mr. Schneider earned an MBA in Finance from Indiana University and a BSBA in Accounting from Babson College. He achieved his CPA designation (currently inactive) in the States of Connecticut and Michigan.

Thomas J. Franco – President of Green Tree. Mr. Franco has been the President of Green Tree since August 2013. Prior to his current position, Mr. Franco served as Executive Vice President of Green Tree from November 2007 through August 2013. Mr. Franco has over 30 years of experience in the consumer credit industry with large public companies and private equity firms. He served as the President of the Manufactured Housing Division and as Senior Vice President and Chief Credit Officer with oversight of the Home Equity, Bankcard, Home Improvement and Private Label Retail Cards and Consumer Finance divisions of Green Tree. Mr. Franco previously held senior positions with leading financial companies such as Banc One Corporation, Household International, Inc. (which was acquired by HSBC Finance Corporation), ContiMortgage Corporation, and Citicorp. Mr. Franco graduated from the University of Southern Mississippi, with a bachelor’s degree from the School of Professional Accounting.

Patricia Cook – President of DT Holdings, LLC, a wholly owned subsidiary of the Company. Ms. Cook has been President of DT Holdings, LLC since January 2013 and provides strategic oversight of the Company’s mortgage loan originations business. Prior to her current role, Ms. Cook was Executive Vice President of Business Development for Green Tree from January 2009 to January 2013. She led business development efforts, partnering with other Green Tree senior leaders, to develop relationships that generate ongoing, repeat business for Green Tree. Prior to joining Green Tree in 2009, Ms. Cook was Executive Vice President and Chief Business Officer of Freddie Mac, where she was responsible for the Single Family, Multi Family and Investment and Capital Markets Divisions as well as the corporate functions of Mission and Business Operations. In December 2011, the SEC filed a complaint against Ms. Cook and certain other former executives of Freddie Mac, alleging that these individuals aided and abetted violations of the antifraud and reporting provisions of the federal securities laws while employed by Freddie Mac. Prior to joining Freddie Mac in August 2004, she served as Managing Director and Chief Investment Officer for Fixed Income at JP Morgan Fleming Asset Management. Prior to joining JP Morgan Fleming Asset Management, she held similar positions at Prudential Investment Management, Inc. and Fisher Francis Trees & Watts, Inc., an asset management firm. She began her career at Salomon Brothers Inc. in Fixed Income Sales and Trading. She holds a Masters of Business Administration degree from New York University and a bachelor’s degree from Saint Mary’s College.

D. Scott Clarke – President of Reverse Mortgage Solutions Inc., a wholly owned subsidiary of the Company. Mr. Clarke has served as President & Chief Executive Officer of Reverse Mortgage Solutions Inc. since December 2013. Mr. Clarke joined Green Tree in 2010 as Senior Vice President and managed Green Tree’s Asset Receivables Management business. Prior to joining Green Tree, he served as President and Chief Executive Officer of Hudson and Keyse, LLC, an asset receivables management firm, with responsibility for all aspects of the restructuring of such firm. Mr. Clarke has over 25 years of experience in the residential mortgage banking and consumer lending sectors, and in-depth Fortune 500 experience in addition to being a founding partner in several large scale entrepreneurial enterprises. Mr. Clarke is a Director on the boards of Royal United Mortgage LLC and the National Reverse Mortgage Lenders Association. He began his career at Household International, Inc. after completing his studies at the State University of New York College at Oswego.

Jonathan F. Pedersen – Chief Legal Officer, General Counsel and Secretary. Mr. Pedersen has been the Chief Legal Officer, General Counsel and Secretary for the Company since November 2013. Mr. Pedersen came to the Company with over 28 years of legal experience. Before joining the Company, Mr. Pedersen was General Counsel — Asia Pacific, and Co-General Counsel for the Investment Banking Division with Credit Suisse Group AG, where he worked from 2006 to 2013. Prior to joining Credit Suisse Group AG, Mr. Pedersen was a partner at the law firms of Kirkland & Ellis LLP, and Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Pedersen holds a Bachelor’s degree from Princeton University and a Juris Doctorate from Yale Law School.

Brian Corey – Senior Vice President and Chief Compliance Officer. Mr. Corey has served as Senior Vice President and Chief Compliance Officer for the Company since 2013. Mr. Corey also serves as Senior Vice President, General Counsel, and Secretary for Green Tree. He advises the Company on the servicing, origination, acquisition, sale and securitization of loans, and on litigation, regulatory, insurance, bankruptcy, corporate and employment matters. Mr. Corey has over 29 years of consumer lending, loan servicing and banking law experience. Prior to joining Green Tree in 1995, Mr. Corey was a Vice President and Assistant General Counsel at ITT Consumer Financial Corporation. He was in private practice in Minneapolis before joining ITT in 1986. Mr. Corey is a member of the American Bar Association’s Consumer Financial Services Committee and the Governing Committee of The Conference on Consumer Finance Law. He graduated cum laude from the William Mitchell College of Law and earned an undergraduate degree in physiology from the University of Minnesota.

Gregory A. Williamson – Senior Vice President and Chief Human Resource Officer. Mr. Williamson has served as Senior Vice President and Chief Human Resource Officer of the Company since September 2014. Mr. Williamson came to the Company with more than 15 years of legal and human resources experience most recently as the Chief Human Resource Officer for Lender Processing Services (“LPS”) since 2008. Prior to joining LPS, Mr. Williamson served as a partner at Brant, Abraham, Reiter, McCormick & Greene, P.A. from 2005 to 2008, where he was co-chair of the firm’s litigation department. Earlier appointments include Senior Employment Litigation Attorney for Holland & Knight LLP and M1 Tank Commander, First Infantry Division for the United States Army, where Mr. Williamson received the Army Achievement Medal, Good Conduct Medal and U.S. Army Service Ribbon. Mr. Williamson holds a Juris Doctor from the University of Florida, College of Law, and a Bachelor of Arts in History with a minor in Criminal Justice from the University of North Florida. He graduated cum laude from both institutions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our compensation program is designed to attract, motivate and retain the executives who lead our business, and to align their interests with the long-term interests of our stockholders. Our fiscal year 2014 NEOs are: Mark O’Brien, Chairman and Chief Executive Officer; Gary L. Tillett, Executive Vice President and Chief Financial Officer as of March 2014; Denmar Dixon, Vice Chairman and Chief Investment Officer; Jonathan F. Pedersen, Chief Legal Officer, General Counsel and Secretary; Patricia Cook, President of DT Holdings, LLC; Charles Cauthen, our Executive Vice President and Chief Financial Officer through February 2014; and Keith Anderson, our Executive Vice President and Chief Operating Officer through November 2014, who is included as an NEO for 2014 because he would have been among the three most highly compensated executive officers of the Company (other than the Chairman and Chief Executive Officer and Chief Financial Officer) at the end of fiscal year 2014 had he been employed with the Company as of the end of fiscal year 2014.

The Compensation Committee of the Board, which is comprised solely of independent directors, is responsible for the administration of our compensation plans, policies and programs and, with the confirmation of the Board of Directors, for all decisions relating to the compensation of our principal executive officer, principal financial officer and our other NEOs. The Compensation Committee administers the compensation paid to our NEOs in order to ensure that it is consistent with our overall philosophy on compensation, as well as market practices, and is empowered to obtain the advice of an independent compensation consultant and independent outside counsel to assist it in carrying out its duties.

This CD&A is intended to provide the Company’s stockholders with insight into the considerations that the Compensation Committee and the Board have used and will use in establishing the Company’s compensation philosophy, overseeing the policies that result from that philosophy and making decisions with respect to those policies, including changes to the policies when warranted. In summary:

•

We believe in “pay-for-performance.” In support of this philosophy, we link components of our annual incentive compensation to the achievement of measurable performance goals and ensure that a significant portion of each executive’s total compensation is delivered in equity awards structured as a long-term incentive. These equity awards vest over time, typically a period of three years. Our Compensation Committee retains the ability to exercise its own judgment as to the extent to which management has achieved short-term performance goals. In addition, we provide our NEOs with long-term, equity based compensation, the value of which is tied to the performance of our stock. This encourages our NEOs to focus on our long-term strategic goals and sustainable growth and aligns the interests of our executives with those of our stockholders.

•

Our executive compensation program is designed to attract, motivate and retain top quality senior executives and to align the interests of these executives with those of our stockholders. We benchmark the compensation of our NEOs against published compensation survey data, a peer group composed of 24 companies that are similar in size and revenues to the Company, as well as other companies outside of our peer group deemed relevant by the Compensation Committee, and evaluate the results as a part of constructing our executive compensation program.

•

We believe that it is in the best interests of our stockholders for our independent directors and executive officers to own shares of common stock par value $0.01 per share (the “Common Stock” or the “Company Common Stock”), of the Company and consistent with this philosophy we require our independent directors and our NEOs to own certain minimum amounts of Company equity. See “Stock Ownership Guidelines.”

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Our stockholders are provided the opportunity to submit an advisory vote on the compensation of our NEOs (the “say-on-pay” vote) on an annual basis. At our 2014 Annual Meeting of Stockholders, over 99% of the votes cast on the matter were cast in favor of the compensation of the NEOs for 2013. The Compensation Committee has, and will continue to consider, these voting results and our stockholders’ sentiments generally, as it formulates and implements an executive compensation program designed to drive corporate performance and to align the long-term interests of our executive officers with those of our stockholders.

Our Business Environment

During 2014, we faced a significant amount of uncertainty as a result of the changing business environment, particularly as it relates to non-bank mortgage servicers and originators, increased regulatory scrutiny of the mortgage industry, and changes to various federal and state regulations and programs. Our operating performance for 2014 was mixed. Significant accomplishments in 2014 included:

•

driving approximately 18% growth in the serviced portfolio to $256.1 billion of unpaid principal balance (“UPB”) of loans through $79.6 billion in bulk MSR acquisitions and sub-servicing transfers and also through replenishment from our originations segment;

•	growing funded volumes by 16% to $18.5 billion in our originations segment;

•	issuing $1.5 billion of securitized UPB in our reverse mortgage business;

•	assisting approximately 66,000 homeowners in obtaining loan modifications and originating approximately 56,000 HARP loans; and

•	maintaining a Fannie Mae (“FNMA”) 4-STAR rating for the second consecutive year.

While these accomplishments were significant, we did not execute to our expectations in certain areas, including our reverse mortgage segment, and this adversely impacted our short-term results.

While growth is important to the Company, we have maintained our focus on ensuring our performance is held to a consistently high standard. In 2014, management worked to reinforce our commitment to achieving a compliant operating environment focused on delivering quality customer service to our consumers and clients.

The Compensation Committee believes that these results are a reflection of the efforts of Company management in 2014 to increase stockholder value by:

•	developing a strategy that achieved corporate growth and sustainability objectives;

•	pursuing that strategy by seeking out and seizing upon opportunities in the market (in particular, the opportunistic acquisition of MSR and measured growth of our originations segment);

•	managing our balance sheet and liquidity position; and

•	continuing to perform in our core servicing business.

Mr. O’Brien and our entire management team are committed to our customers, our stockholders and our employees, and are focused on creating stockholder value in 2015 and beyond.

Stockholders are directed to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in particular the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a complete review of our corporate performance in 2014.

Compensation Program Objectives and Governance

We believe that our executive compensation programs are structured to support the long-term growth of our Company and to achieve our business objectives. We design our executive compensation programs with our business strategy and our corporate culture in mind.

For 2014, our executive compensation programs were designed to achieve the following objectives:

•

Pay-for-Performance: Our Compensation Committee has designed our executive compensation programs so that a substantial portion of our executives’ compensation is tied to performance while also providing sufficient flexibility in the administration thereof to allow the Compensation Committee to recognize and act with regard to potential volatility resulting from, for example, the unique characteristics of our operations and strategy, the prevailing business environment, and the competitive market for executive talent.

•

Target Compensation: The Compensation Committee establishes target levels of compensation for our NEOs. The target level of compensation our Compensation Committee sets for each NEO is influenced by the executive’s leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements.

•	Long-term Focus: Long-term incentives are a significant component of our NEO’s total compensation and are designed to provide an additional incentive for our NEOs to achieve long-term strategic goals, increase stockholder value over time, align the interests of our executives with those of our stockholders and discourage excessive risk-taking for short-term gain.

•

Competitive Landscape: Total compensation is intended to be competitive in order to attract, motivate and retain highly qualified and effective executives who are capable of delivering performance that builds stockholder value over the long-term.

•

Incentive Pay Balance: The portion of total compensation contingent on performance generally increases with an executive’s level of responsibility. The balance of annual and long-term incentive compensation is designed to provide executives with incentives to achieve both short- and long-term financial and strategic business results. Long-term equity-based incentive compensation typically outweighs short-term cash-based incentive compensation in order to further align the interests of our executives with those of our stockholders, while still providing a meaningful incentive for superior performance. Annual objectives are established, evaluated and rewarded to achieve this balance in compensation with sustainable long-term performance in mind.

We believe our NEOs should be provided with (i) sufficient fixed compensation in the form of base salary to deter excessive risk-taking, and (ii) sufficient opportunities in the form of variable compensation that is linked to our annual and long-term strategic goals to align their interests with those of our stockholders.

The Compensation Committee is committed to the ongoing review and evaluation of executive compensation levels and programs. It is the Compensation Committee’s view that compensation decisions are complex and best made in the context of deliberate review of Company and individual performance, as well as industry and peer group compensation levels and stockholder feedback provided through our annual say-on-pay vote. Consistent with this view, the Compensation Committee assesses, at least annually, our performance within the context of the industry’s overall performance and internal performance standards, and also evaluates individual executive officer performance relative to the performance expectations for his or her respective position and role within the Company. In addition, from time to time, the Compensation Committee benchmarks the total compensation provided to our executive officers to industry and peer group based compensation practices. While the Compensation Committee’s goal is to provide compensation opportunities that reflect Company and individual performance, and that are competitive within industry standards, a specific target market position for executive officer pay levels has not been established. The Committee has and will continue to consider the result of the advisory vote on executive compensation and stockholder sentiments generally as it formulates and implements an executive compensation program designed to align the long-term interests of our executive officers with those of our stockholders.

The Compensation Committee takes a proactive approach to compensation governance. The Committee regularly reviews our compensation programs and makes adjustments that it believes are in the best interests of the Company and its stockholders. As part of this process, we review compensation trends and practices, including the governance standards promulgated by Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., LLC, with the goal of improving our approach to executive compensation. We have made numerous changes to our compensation practices over the past few years, including the adoption of performance shares for a portion of the Company’s long-term incentive compensation.

Compensation Risk Best Practices

As part of our compensation governance process, the Compensation Committee monitors the risks and rewards associated with our compensation programs and endeavors to fashion programs that do not create risk-taking incentives that are reasonably likely to have a material adverse effect on the Company, without diminishing the incentive nature of the compensation intended to drive performance. We believe that our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the long-term. With respect to the primary elements of our 2014 compensation programs, we employed a number of practices to help mitigate the incentive to take on unnecessary risk, including:

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Annual base salaries for all employees, including our NEOs, are fixed in amount and determined in advance. NEO annual base salaries are recommended by the Compensation Committee and approved by the full Board of Directors. The Company believes that the base salaries of our executive officers, reviewed against the base salaries of similarly situated executives at peer group companies, are a sufficient component of total compensation both to encourage loyalty and to discourage excessive risk taking.

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While annual cash incentive targets are contractual for most of our NEOs, the actual payout is tied to the achievement of corporate and individual performance goals that are objectively determined and approved in advance by the Compensation Committee. The maximum incentive compensation that any NEO can receive is capped, thus discouraging excessive short-term risk.

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Long-term incentive (“LTI”) compensation is determined and approved in advance by the Compensation Committee and the Board. LTI typically consists of equity awards that vest over time, typically three years, and may be subject to performance requirements. In 2014, the economic value of the LTI granted to our NEOs was delivered in two forms—performance shares, which are paid out, if at all, on December 31, 2016; and restricted stock units (“RSU”), of which 50% vest on the second anniversary of the grant, and the other 50% vest on the third anniversary of the grant. The vesting period and performance requirements encourage loyalty and help mitigate the incentive to take on unnecessary short-term risks which might jeopardize long-term rewards.

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We have established Common Stock ownership guidelines for our directors and NEOs in order to ensure that management is personally invested in the long-term performance of our business. We believe that these guidelines further mitigate the incentive to take on unnecessary risks.

•	We have established an anti-hedging policy to ensure that personal interests relating to the stock holdings of employees do not conflict with their duties to the Company.

We believe that by balancing compensation between equity and cash we can effectively mitigate the incentive to take on excessive short- and long-term risk. As shown in the charts below, in 2014 the majority of total compensation paid to our Chairman and Chief Executive Officer and our other NEOs as a group was in the form of equity compensation.

Further mitigation of risk occurs by weighting our executive compensation substantially towards performance-based compensation as opposed to fixed compensation. As shown in the charts below, in 2014 the majority of total compensation paid to our Chairman and Chief Executive Officer and our other NEOs as a group was in the form of variable compensation.

Say-on-Pay and Say-on-Frequency Results

The Company conducts an advisory vote of stockholders on the executive compensation of the NEOs at each annual meeting of stockholders. The Compensation Committee considered the result of the 2014 advisory, non-binding say-on-pay vote in connection with the discharge of its responsibilities. Because a substantial majority of our stockholders (over 99% of votes cast) approved the 2013 compensation programs described in our 2014 proxy statement, the Compensation Committee has not implemented changes to our compensation programs specifically as a result of the vote. Nonetheless, in an effort to continually improve our compensation practices, certain changes, which are described in detail in this CD&A, were made during 2014. In particular, the Compensation Committee determined that for 2014, the achievement of corporate goals should be based on pre-tax income (“PTI”) and long-term incentive awards should include performance shares.

Named Executive Officers

The NEOs of the Company are our principal executive officer, principal financial officer, our former principal financial officer, the next three most highly compensated executive officers as of December 31, 2014 and a former officer who would have been one of the next three most highly compensated executive officers as of December 31, 2014 had he remained employed by the Company as of such date. The names and positions of our NEOs are:

Name	Officers’ Positions with the Company
Mark J. O’Brien	Chairman and Chief Executive Officer
Gary L. Tillett	Executive Vice President and Chief Financial Officer
Denmar J. Dixon	Vice Chairman and Chief Investment Officer
Jonathan F. Pedersen	Chief Legal Officer, General Counsel and Secretary
Patricia Cook	President of DT Holdings, LLC
Charles E. Cauthen	Former Executive Vice President and Chief Financial Officer(1)
Keith A. Anderson	Former Executive Vice President and Chief Operating Officer(2)

(1)	Mr. Cauthen resigned his position at the Company effective as of February 28, 2014.
(2)	Mr. Anderson retired from the Company effective as of November 6, 2014.

Setting Executive Compensation

We operate in a highly competitive industry and compete with other non-bank mortgage servicers and originators, financial institutions and others to attract and retain highly skilled executives. The Compensation Committee believes that retention of its executives is particularly important during the current period of rapid change within, and regulatory scrutiny of, the mortgage industry. In order to attract and retain talented executives with experience, leadership abilities and skills necessary for building long-term stockholder value in this challenging environment, motivate our executives to perform at a high level, reward achievement and retain key executives over the long-term, the Compensation Committee sets total compensation at levels it determines to be competitive in the market.

The compensation programs and policies applicable to our NEOs and other executive management are reviewed annually by the Compensation Committee. To assist the Compensation Committee in determining compensation levels, Meridian provided market data from the Company’s 24 company peer group (the “2014 Peer Group”) listed below. The Compensation Committee reviewed the 2014 Peer Group (in 2013) to ensure that all included companies continued to be relevant comparators. As part of the process, the Committee considered revenue size, market capitalization and industry, as well as companies that compete with the Company for executive talent.

2014 Peer Group
Alliance Data Systems Corporation	Altisource Portfolio Solutions S.A.	Astoria Financial Corporation
Convergys Corporation	Corelogic, Inc.	Equifax, Inc.
Exiservice Holdings, Inc.	Fidelity National Information Services, Inc.	Fiserv, Inc.
Heartland Payment Systems, Inc.		MoneyGram International, Inc.
Moody’s Corporation	MGIC Investment Corp.	Ocwen Financial Corp.
Paychex Inc.	Neustar, Inc.	Portfolio Recovery Associates, Inc.
Radian Group, Inc.	PHH Corp.	TFS Financial Corp.
Total System Services Inc.	Syntel, Inc.	Lender Processing Services, Inc.
Wright Express Corp.

The peer group is evaluated annually by the Compensation Committee and revised, if appropriate, to reflect organizational and business changes within the Company, the peer group or any company within the peer group. The peer group for 2015 is identical to the 2014 Peer Group with the exception of Lender Processing Services, Inc., which is not included in the peer group for 2015 because it is no longer publicly traded.

The Compensation Committee reviewed the compensation data from the 2014 Peer Group when considering the compensation levels and pay mix of the Company’s key executives, including its NEOs.

In setting the overall compensation of our key executive officers, including base salaries and short-term and long-term incentive amounts, as well as any special one-time awards aimed at specific purposes such as retention of our key executives, the Compensation Committee considers a number of factors it deems important. Although the Compensation Committee considers the marketplace data described above in order to assess each component of, and the overall, compensation paid to each executive relative to the market, its ultimate compensation decisions are subjective judgments based upon consideration of a variety of factors. These factors include quantitative factors (such as financial performance) as well as qualitative factors (such as the executive’s individual performance, experience, knowledge, skills, level of responsibility and expected impact on the Company’s future success). The Compensation Committee also considers corporate governance principles, and tax and other rules and regulations in making executive compensation decisions. The Compensation Committee’s decisions are not formulaic and the members of the Compensation Committee do not assign precise weights to the different factors in reaching their individual and collective business judgments to approve compensation. The Compensation Committee will, on an ongoing basis, continue to examine and assess our executive compensation practices relative to our compensation philosophy and objectives, as well as competitive market practices and total stockholder returns, and will make modifications to the compensation programs, as deemed appropriate.

Role of Executive Officers in Compensation Decisions

The Company’s Chairman and Chief Executive Officer plays an important role in determining executive compensation levels by making recommendations to our Compensation Committee regarding salary adjustments and incentive awards for performance, and potential future performance for the NEOs other than himself. The Compensation Committee may exercise its discretion in modifying any recommended salary adjustments or incentive awards for the Company’s executives. The Chairman and Chief Executive Officer does not make recommendations to the Compensation Committee with respect to his own compensation.

Elements of Executive Compensation

With regard to the compensation of all NEOs, the Compensation Committee consults with Meridian with respect to peer group parameters, analyzes Company and individual performance metrics as detailed elsewhere in this Proxy Statement and makes compensation recommendations to the full Board of Directors for its discussion and approval. The key elements of our executive compensation program are:

•	base salary;

•	short-term incentive;

•	long-term incentive; and

•	perquisites and other benefits.

The Compensation Committee generally allocates our NEOs’ compensation based on its determination of the appropriate ratio of performance-based compensation to other forms of compensation. In making this determination, the Compensation Committee considers how other companies allocate compensation based on the marketplace data provided by Meridian, as well as each executive’s level of responsibility, the individual skills, experience and contribution of each executive, and the ability of each executive to impact company-wide performance and create long-term stockholder value.

Base Salary

The Compensation Committee seeks to provide each of the NEOs with a level of assured cash compensation for services rendered during the year sufficient, with performance-based incentive awards, to motivate the executive to perform consistently at a high level, to promote the Company’s business plan and core values and to alleviate any potential for excessive risk taking. However, base salary is a relatively small component of the total compensation package, as the Compensation Committee’s emphasis is on at-risk pay. The Compensation Committee reviews salary levels at least annually as part of its performance review process, as well as in the event of promotions or other changes in senior management. The salary of each NEO (with the exception of Ms. Cook) was contractually agreed upon, and is subject to annual review and increase (but not decrease) at the discretion of our Compensation Committee or Board of Directors, as specified in each contract.

In the first quarter of 2014, the Compensation Committee conducted its annual review of our executive officers’ base salaries. In determining base salary adjustments, the Compensation Committee considered each NEO’s performance in 2013, level of responsibility and ability to impact our future results, and relevant market data. In addition, the Compensation Committee considered Mr. O’Brien’s recommendations to the Compensation Committee regarding salary adjustments for the other NEOs. Based on these considerations, the Compensation Committee did not increase any NEO’s base salary in 2014. The Compensation Committee believes that the annual base salary paid in 2014 to each of the NEOs appropriately reflects the scope and responsibilities of the role, individual performance and experience, and competitive market practices.

The base salaries paid to the NEOs in 2014 are set forth in the following table:

Named Executive Officer	2014 Base Salary ($)
Mark J. O’Brien	575,000
Gary L. Tillett	403,846	(1)
Denmar J. Dixon	428,000
Jonathan F. Pedersen	430,000
Patricia Cook	360,000
Charles E. Cauthen	82,692	(2)
Keith A. Anderson	396,264	(3)

(1)	Mr. Tillett was hired on March 1, 2014. This amount reflects amounts paid in fiscal year 2014 based on an annual base salary of $500,000.
(2)	Mr. Cauthen resigned his position at the Company effective as of February 28, 2014. This amount reflects amounts paid in fiscal year 2014 through such date based on an annual base salary of $430,000.
(3)	Mr. Anderson retired from the Company effective as of November 6, 2014. This amount reflects amounts paid in fiscal year 2014 through such date based on an annual base salary of $430,000.

Additional details on the NEOs’ base salaries and other contractual terms and conditions of employment or severance, including details of the separation agreement, dated October 1, 2013, by and between the Company and Mr. Cauthen (the “Cauthen Separation Agreement”) and the separation agreement, dated August 8, 2014, by and between the Company and Mr. Anderson (the “Anderson Separation Agreement”), can be found in this Proxy Statement under the headings “Discussion of Employment Arrangements” and “Payments and Benefits on Termination and Change-in-Control.”

Short-Term Incentive Compensation

Generally, we will award annual cash incentives based upon the achievement of objectives and the executive’s level of cash incentive opportunity, both of which are typically defined during the first quarter of the year. Short-term, annual incentive compensation provides executive officers, including our NEOs and other key employees, the opportunity to earn cash or other compensation upon the achievement of pre-established corporate performance and individual goals. The Compensation Committee believes that annual incentives motivate and provide focus on the achievement of short-term financial, strategic and individual performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Short-term incentive compensation for our NEOs is generally performance-based and includes both corporate and individual objectives for each NEO (though the Company has provided guaranteed bonuses to certain executives as an incentive for them to join the Company). In addition, the Compensation Committee may award executive compensation on a discretionary basis when it believes that the Company benefited from an executive’s performance in ways that are not reflected in the performance-based components of the incentive.

2014 Annual Cash Incentive Opportunity Levels

In the first quarter of 2014, annual cash incentive award opportunities were established by the Compensation Committee for each NEO. In setting the cash incentive opportunity, the Committee considered the executive officer’s experience, knowledge, skills and level of responsibility, potential to influence our future performance and success, the NEO’s prior annual incentive awards, internal pay equity, the business environment and our business objectives and strategy, the need to retain and motivate the Company’s executive officers, corporate governance considerations related to executive compensation and marketplace compensation levels and practices.

Two of the NEOs received an increase to their 2014 cash incentive opportunity. Mr. Dixon’s target opportunity was increased to $750,000 (or 175% of base salary) to bring his cash incentive opportunity closer into alignment with that of Mr. Anderson. In reaching this decision, the Compensation Committee considered the relative levels of responsibility of the two executives, and determined them to be essentially equal in scope. Additionally, Ms. Cook’s target opportunity was increased to $600,000 (or approximately 167% of base salary). In reaching this decision, the Compensation Committee similarly considered the level of responsibility of Ms. Cook, along with internal pay equity considerations, and believed the changes to be appropriate under the circumstances.

Actual payouts to NEOs under the annual incentive plan can range from zero to 200% of the target incentive opportunity, depending on achieved performance against pre-determined performance goals.

2014 Management Incentive Plan

All of our NEOs were included as participants in our 2014 Management Incentive Plan (the “2014 MIP”) (a) as an incentive and reward for leading the Company in achieving specific, pre-established corporate and individual performance goals, (b) because it is considered an important component of a competitive executive pay package, and (c) to align the cash incentive opportunities of our NEOs with those of the rest of executive management (with a goal of achieving internal pay equity).

While pay-for-performance is an important component of our executive compensation program, the governing philosophy of the 2014 MIP acknowledged the difficulty in setting precise performance goals given the volatility in the industry in which we operate. While the Compensation Committee believes that management should strive to achieve strong financial performance irrespective of the volatile environment, the Committee also believes that management should not be unjustly penalized or rewarded for market factors beyond their control. In addition, the Compensation Committee reserved the right to measure management’s performance in light of how management anticipated or reacted to this volatility. In order to guard against unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2014 MIP, the Compensation Committee retained its ability to exercise its judgment as to the final payout under the 2014 MIP, utilizing the factors discussed under “2014 MIP Determinations” below.

The following is a description of certain other provisions of the 2014 MIP.

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Payout Components. Total payout for all NEOs is based on achievements relative to a corporate performance goal and individual performance goals. For 2014, unlike prior years, these payout components were not assigned a predetermined allocation.

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Corporate Performance Goal. For 2014, corporate performance was assessed against PTI. Our Compensation Committee believes that PTI aligns management with stockholders’ interests while at the same time focusing management on the Company’s core operating profitability. PTI is a permitted measure under the 2011 Omnibus Incentive Plan. For 2014, PTI comprised 100% of our NEOs corporate performance goals.

PTI is calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) and is defined as income (loss) before income taxes in the Company’s Consolidated Statement of Comprehensive Income (Loss). The Compensation Committee believed that, as a result of our significant acquisitions in 2011 and 2012, it was important to focus management on effectively running the business in 2014, and believed PTI best reflected the impact of revenue growth, expense control and capital costs on the success of our business. The Compensation Committee has the authority to adjust PTI as described below.

The Compensation Committee selected a 2014 PTI corporate performance goal for purposes of the 2014 MIP of $257.5 million, which amount corresponds with the 2014 PTI goal in our 2014 Annual Business Plan (the “ABP”).

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Individual Performance Goals. The Compensation Committee set Mr. O’Brien’s individual performance goals for 2014. In addition, based on Mr. O’Brien’s recommendation, the Compensation Committee set each of the other NEO’s individual performance goals for 2014. The individual goals related to the following areas: Mr. O’Brien, strategy, stockholder value, operational performance and organizational development; Mr. Tillett, finance and accounting compliance and efficiency, stockholder and investor communication, audit and internal audit completion and efficiency, financial forecasting and balance sheet risk management; Mr. Dixon, strategy, stockholder value, business development, capital deployment, asset growth, risk planning and public relations; Mr. Pedersen, corporate governance, public reporting, disclosure controls, organizational development, legal risk management and professional development; and Ms. Cook, financial plan achievement, operations enhancement and execution on business plan and efficiency.

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2014 MIP Determinations. A target bonus amount and a maximum bonus amount capped at 200% of the participant’s target bonus amount was established for each participant in the 2014 MIP. Pursuant to the 2014 MIP, the Compensation Committee has the authority, after considering the factors below and such other factors as the Compensation Committee deems appropriate, to determine the final payouts under the 2014 MIP:

•	corporate performance against the ABP;

•	execution of corporate initiatives set forth in the ABP or as otherwise established during the year;

•	business unit performance;

•	changes in the requirements or application of GAAP;

•	total stockholder return;

•	unusual or non-recurring events;

•	compliance with regulatory requirements; and/or

•	other factors which the Compensation Committee deemed relevant.

For fiscal year 2014, the Company had GAAP PTI of negative $119.3 million. After considering the factors described above, for purposes of assessing whether the corporate performance goals had been achieved, the Compensation Committee made three adjustments to the GAAP PTI results because, in its judgment, such adjustments involved matters outside of management’s control, involved an unusual or non-recurring event, or both. Specifically, the Compensation Committee made positive adjustments to GAAP PTI of (i) $80.8 million in connection with certain fair value adjustments relating to our MSR portfolio, (ii) $82.3 million in connection with the goodwill impairment charge recorded by our reverse mortgage reporting unit, and (iii) $100.8 million in connection with certain legal and regulatory costs. After these adjustments, PTI for purposes of the 2014 MIP was adjusted to $141.1 million, or 54.8% of the 2014 PTI corporate performance goal under the 2014 MIP.

In establishing the actual payouts under the 2014 MIP, the Compensation Committee considered the Company’s financial performance in 2014, each NEO’s individual performance and the other factors described in the 2014 MIP. With respect to Messrs. O’Brien and Dixon, the Committee awarded bonuses at 55% of each executive’s target bonus opportunity, which corresponds to the approximate percentage of adjusted PTI over target PTI under the 2014 MIP. Ms. Cook, who oversees our originations segment, received her target bonus for 2014. In reaching this decision, the Compensation Committee reasoned that Ms. Cook’s achievements within the segment for which she was responsible were enough to overcome the offset which would have otherwise applied as it relates to overall Company performance. Lastly, Messrs. Tillett and Pedersen, both relatively new to the Company, each received a bonus in excess of target, partly in recognition for their performance of their core responsibilities and also for achievements outside of their traditional roles, achievements beyond the scope of duties for which they were originally hired, or both.

The 2014 target and actual short-term incentive plan payout for our NEOs is set forth in the following table.

NEO	Target Award ($)	% of Target Paid	Actual Payout ($)(1)
Mark J. O’Brien	1,150,000	55%	632,500
Gary L. Tillett(2)	708,333	106%	750,000
Denmar J. Dixon	750,000	55%	412,500
Jonathan F. Pedersen(3)	645,000	116%	750,000
Patricia Cook	600,000	100%	600,000
Charles E. Cauthen(4)	—	—	—
Keith A. Anderson(5)	860,000	78%	666,787

(1)	Such amounts were paid entirely in the form of cash.

(2)	Mr. Tillett’s $850,000 Target Award is pro-rated to $708,333 due to his hire date of March 1, 2014. He had a minimum payout guarantee of $600,000 per his employment agreement.

(3)	Mr. Pedersen had a minimum payout guarantee of $645,000 per his employment agreement.

(4)	Mr. Cauthen was not a participant in the 2014 MIP and all amounts paid to Mr. Cauthen in 2014 were paid in accordance with the Cauthen Separation Agreement.

(5)	Mr. Anderson’s payout has been calculated per the Anderson Separation Agreement.

Long-Term Incentive Awards

The Compensation Committee believes that equity-based incentives that vest over time are an important and effective means of promoting loyalty and motivating and rewarding long-term Company performance and value creation. The award of long-term stock options, performance shares and RSUs focuses our NEOs on the creation of stockholder value over time, aligns the interests of management with those of stockholders, and encourages equity ownership in the Company. Long-term incentives also discourage taking long-term risks for short-term gains and thus serve as a hedge against maximizing short-term, non-equity incentive.

Generally, the Compensation Committee will consider annual long-term incentive awards in the first quarter of each year, although the Compensation Committee may make grants with respect to new hires or promotions, in recognition of special achievements, or for retention purposes at any time that is determined to be appropriate. In the first quarter of 2014, we granted long-term incentive awards to our NEOs, which consisted of a combination of performance shares and time-based RSUs.

With the exception of Mr. Dixon, all NEOs received 75% of the economic value of their 2014 LTI award in the form of performance shares and 25% of the economic value of their 2014 LTI award in the form of RSUs. Mr. Dixon received an additional grant of performance shares in order to bring his total LTI grant value to the intended level for 2014, and he thus received 78% of the economic value of his 2014 LTI award in the form of performance shares and 22% of the economic value of his 2014 LTI award in the form of RSUs. The Compensation Committee determined the target LTI value for each of our NEOs based on the considerations discussed in this Proxy Statement under the heading “Elements of Executive Compensation.”

Performance Shares

The year 2014 was the first year the Company has used performance shares as a form of long-term incentive award, and the change was made because the Compensation Committee believes that performance shares closely align with best practices with respect to performance-based equity awards and provide management with an opportunity for more robust awards for outstanding performance than traditional stock options.

The 2014 performance share awards are denominated in Company Common Stock, and will be paid out, if at all, in shares of Company Common Stock. The economic value of each participant’s award is divided by the average of the high and the low selling price of Company Common Stock on the date of the grant to determine the target number of shares granted. For the 2014 annual grant, the price of Company Common Stock for purposes of this calculation was $28.895, and fractional shares were rounded down. The performance period commenced on March 24, 2014 and will end on December 31, 2016.

Pursuant to the grant agreements, the sole performance measure is Total Shareholder Return (“TSR”) over the approximately three-year performance period ending on December 31, 2016 relative to a comparator group consisting of the component companies of the S&P Midcap 400 Financials Index at the beginning of the performance period (the “Comparator Group”). At the time the grants were made, there were 87 companies in this index. If companies are acquired, taken private or delisted during the performance period, they are removed from the Comparator Group. Companies that file for bankruptcy protection during the performance period remain in the Comparator Group, but are assigned the lowest rank for purposes of determining percentile ranking.

The percentage of the target number of shares of Company Common Stock that may be earned under the performance share portion of the 2014 long-term incentive award is based on the Company’s TSR rank against the Comparator Group as set forth in the table below:

Performance Level	Relative TSR Percentile Rank		Percentage of Target Number of Shares
Maximum	>90	th	200%
Target	60	th	100%
Threshold	40	th	50%
Below Threshold	<40	th	0%

Payout for performance between any two points on the table will be interpolated on a straight-line basis.

The 2014 performance share awards will vest on the last day of the performance period (i.e., December 31, 2016) and be paid out as soon as is practicable thereafter in shares of Company Common Stock. Dividends, if any, on the equivalent number of shares of Company Common Stock accrue over the performance period and are paid out only to the extent (and at the same time) that the underlying shares of Company Common Stock are paid.

As of January 30, 2015, the performance shares granted to executives as part of their 2014 long-term incentive awards were performing significantly “Below Threshold” and, therefore, had January 30, 2015 been the final day of the performance period for such performance shares, no shares of Company Common Stock would have been paid out to executives in connection with such performance shares.

Restricted Stock Units

In calculating the grant size of RSUs, the economic value of each participant’s award was divided by the average of the high and the low selling price of Company Common Stock on the date of the grant, which was $28.895, with fractional shares being rounded down. One-half of the RSU awards will vest on each of the second and third anniversaries of the grant date. Dividends, if any, on the equivalent number of shares of Company Common Stock will accrue, but will vest and be paid out only to the extent (and at the same time) that the underlying RSUs are paid. RSUs further align management with stockholders since the executives receive no more or less than stockholders until such time as the restrictions on the RSUs lapse and the RSUs are exchanged for shares of Company Common Stock. RSUs typically settle (i.e., are converted into shares) over time which promotes retention of our executives and discourages the taking of long-term risks for short-term gains.

2014 Long-Term Incentive Awards

On March 24, 2014, the Compensation Committee granted the 2014 regular cycle grant of long-term equity awards in the form of performance shares and RSUs.

The following table shows the long-term incentive awards to our NEOs in 2014:

NEO	No. of Performance Shares(1) #	Established Dollar Value of Performance Shares(3) $	No. of RSUs(2) #	Established Dollar Value of RSUs(3) $
Mark J. O’Brien	101,877	3,531,057	33,959	981,245
Gary L. Tillett(4)	15,573	539,760	46,907	1,199,986
Denmar J. Dixon(5)	59,404	2,089,873	16,629	480,495
Jonathan F. Pedersen	12,978	449,817	4,326	125,000
Patricia Cook	15,573	539,760	5,191	149,994
Charles E. Cauthen(6)	0	0	0	0
Keith A. Anderson(7)	49,835	1,727,281	16,611	463,696

(1)	Performance shares vest on December 31, 2016. A more detailed description of the performance criteria applicable to the performance shares may be found above under the heading, “Long-Term Incentive Awards- Performance Shares.”

(2)	RSUs vest 50% on March 24, 2016 and 50% on March 24, 2017, except as otherwise noted.

(3)	The “established dollar value” is (i) with respect to performance shares, the fair value on the grant date of the performance based stock awards granted to our NEOs during 2014 based upon the probable achievement under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, and (ii) with respect to RSUs, the fair value on the grant date of RSU awards granted to our NEOs during 2014 determined as of the grant date in accordance with FASB ASC Topic 718, in each case, excluding the effect of estimated forfeitures. For a discussion of the assumptions used by the Company to calculate the values of the awards, see Note 23, “Share-Based Compensation” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(4)	For Mr. Tillett, includes 41,716 RSUs granted on March 1, 2014, when he was hired. These RSUs vest ratably over three-years on March 3, 2015, March 3, 2016 and March 3, 2017.

(5)	Mr. Dixon received 49,887 performance shares on March 24, 2014 and an additional 9,517 performance shares on May 13, 2014 in order to bring Mr. Dixon’s total LTI grant value to the intended level for 2014.

(6)	Mr. Cauthen resigned his position with the Company effective as of February 28, 2014 and did not receive a grant for 2014.

(7)	Mr. Anderson retired from the Company effective as of November 6, 2014. As further described under “Payments and Benefits on Termination and Change-in-Control,” the Anderson Separation Agreement permits Mr. Anderson to retain the 16,611 RSUs granted on March 24, 2014. Of such RSUs, 8,305 will vest on March 24, 2016 and 8,306 will vest on March 24, 2017. Mr. Anderson’s 49,835 performance shares were forfeited on November 6, 2014.

Stock Ownership Guidelines

In order to ensure the alignment of those leading our Company with its stockholders, stock ownership guidelines for our independent directors and executive management require that our (a) Chairman and Chief Executive Officer maintain a vested equity value in the Company of at least six times the Chairman and Chief Executive Officer’s base salary, (b) other NEOs maintain a vested equity value in the Company of at least two and one-half times their base salaries and (c) independent directors maintain a vested equity value in the Company of at least five times their annual cash retainer. See the chart below for a summary of this requirement.

As of March 27, 2015, each of Mr. O’Brien and Mr. Dixon had a vested equity value in the Company that exceeded the requisite minimum vested equity value applicable to such person. As of March 27, 2015, each of our independent directors, except Mr. de Molina and Dr. Pappas, who joined our Board in September 2012, had a vested equity value in the Company that exceeded the requisite minimum vested equity value applicable to our independent directors. Each independent director and NEO who has not met the minimum vested equity value requirement applicable to such person has until the later of November 5, 2017 or five years from the date such person became a director or NEO, as the case may be, to satisfy such requirement.

Position	Minimum Vested Equity Value
Chairman and Chief Executive Officer	6x base salary
Other NEOs	2.5x base salary
Independent Directors	5x annual cash retainer

Anti-Hedging Policy

Under our anti-hedging policy, officers, directors and employees are prohibited from entering into hedging or monetization transactions involving the securities of the Company and may not trade in puts or calls or engage in short sales with respect to the securities of the Company.

Perquisites and Other Benefits

Limited Perquisites

Currently, the Company’s practice is to provide limited perquisites and other benefits to the NEOs. The perquisites, which consist of auto allowances for the NEOs (excluding Messrs. Anderson, Pedersen and Tillett and Ms. Cook), plus other limited perquisites, are detailed in the “All Other Compensation” table, below. Our executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to all other employees. Mr. O’Brien also receives a life insurance policy pursuant to his contract, the premium for which is paid for by the Company. These perquisites are considered by the Compensation Committee to be reasonable and consistent with those offered by other companies that might compete with us for executive talent.

Retirement Savings

The NEOs participate in a tax-qualified 401(k) savings plan (the “401(k) Plan”) along with other eligible employees of the Company. Employees may make pre-tax contributions into the 401(k) Plan. Highly Compensated Employees are limited to making a 6% of eligible compensation contribution to the 401(k) Plan. The employer match under the 401(k) Plan is 50% of the employee’s contribution up to 6% of eligible compensation. The employer match has a four-year vesting schedule – 25% vested after one year, 50% vested after two years, 75% vested after three years, and 100% vested after four years. Upon termination, the benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

Contributions made on behalf of the NEOs for the fiscal year ended December 31, 2014, are included in the “Summary Compensation Table” under the column entitled “All Other Compensation” and the related footnote.

Severance Benefits

In order to promote stability and continuity in senior leadership, the Company has entered into employment agreements with each of the NEOs except Ms. Cook, who is a participant in a severance plan described under “Payments and Benefits on Termination and Change-in-Control” in this Executive Compensation section of this Proxy Statement. These contracts provide for severance benefits to be paid in order to encourage NEOs to focus on their duties without concern for the consequences of certain events that may be beyond their control. Contractual severance benefits are to be paid in the events of: (a) death, disability or retirement (generally, payment of all unpaid salary to date, unused earned vacation, pro rata bonus for the year of termination, and, subject to the terms of particular awards, the vesting of unvested equity); (b) the termination of the NEO for other than cause (generally, the same payments as described in (a) above, except that unvested equity does not automatically vest), plus salary, bonus and benefits continuation for 18 months for Messrs. O’Brien, Dixon and

Pedersen, and 12 months for Mr. Tillett; or (c) termination by the NEO as a result of constructive termination (generally, the same as for termination without cause, except that unvested equity will vest). A more detailed description of severance benefits available to the NEOs currently employed by the Company is provided in the “Payments and Benefits on Termination and Change-in-Control” portion of this Executive Compensation section.

The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to NEOs in light of market practices and within the context of the total compensation program.

Tax and Accounting Implications of Executive Compensation

Section 162(m) (“Section 162(m)”) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to compensation paid to the Chairman and Chief Executive Officer and each of the three other highest-paid NEOs, other than the Chief Financial Officer, unless such compensation is performance-based as described in Section 162(m) and the related regulations. We may from time to time pay compensation to our senior officers that may not be deductible, including discretionary bonuses or other types of compensation outside of our plan.

Although we generally have attempted to structure executive compensation so as to preserve deductibility, we also believe that there may be circumstances in which our interests are best served by maintaining flexibility in the manner in which compensation is provided, even if that might result in the non-deductibility of certain compensation under the Code.

Although equity awards may be deductible for tax purposes, the accounting rules pursuant to ASC Topic 718 require that the portion of the tax benefit in excess of the financial compensation cost be recorded as paid-in-capital.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the “Compensation Discussion and Analysis” for 2014 with management of the Company. Based on that review and discussion, we recommended to the Board that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement for the Annual Meeting, and also incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

MEMBERS OF THE COMPENSATION COMMITTEE:

Shannon E. Smith, Chairman

Steven R. Berrard

Ellyn L. Brown

Alvaro G. de Molina

James L. Pappas

SUMMARY COMPENSATION

The following Summary Compensation Table sets forth the total cash and non-cash compensation paid to or accrued for the Company’s NEOs during 2012, 2013 and 2014. In addition, we provide supplemental tables with additional information for our stockholders. These additional tables are not intended as a substitute for the information presented in the Summary Compensation Table.

SUMMARY COMPENSATION TABLE

Name & Principal Position(1)	Year	Salary $	Bonus $	Stock Awards $ (2)	Option Awards $ (3)	Non-equity Incentive Plan Compensation $ (4)	All Other Compensation $ (5)	Total $
Mark J. O’Brien	2014	575,000	—	4,512,302	—	632,500	41,465	5,761,267
Chairman and	2013	575,000	—	—	2,515,000	1,000,000	41,389	4,131,389
Chief Executive Officer	2012	515,000	—	—	1,000,000	1,031,740	58,719	2,605,459
Gary L. Tillett(6)	2014	403,846	600,000	1,739,746	—	150,000	70,341	2,963,933
Executive Vice President and Chief Financial Officer
Denmar J. Dixon	2014	428,000	—	2,570,368	—	412,500	26,665	3,437,533
Vice Chairman &	2013	428,000	—	—	1,214,000	475,000	26,488	2,143,488
Chief Investment Officer	2012	409,940	—	—	418,000	492,500	43,849	1,364,289
Jonathan F. Pedersen	2014	430,000	645,000	574,817	—	105,000	59,153	1,813,970
Chief Legal Officer, General Counsel and Secretary
Patricia Cook	2014	360,000	—	689,754	—	600,000	8,539	1,658,293
President of DT Holdings, LLC
Charles E. Cauthen(7)	2014	82,692	—	—	—	—	833,454	916,146
Former Executive Vice	2013	430,000	—	—	1,147,000	468,700	26,517	2,072,217
President and Chief Financial Officer	2012	412,000	—	—	777,797	492,987	43,851	1,726,635
Keith A. Anderson(8)	2014	396,264	—	2,190,977	—	—	759,850	3,347,091
Former Executive Vice President and Chief Operating Officer	2013	430,000	—	—	656,000	800,000	8,517	1,894,517
	2012	400,000	—	—	415,647	801,351	8,340	1,625,338

(1)	The listed positions are those currently held by each NEO, except for Mr. Cauthen, who resigned his position at the Company effective as of February 28, 2014, and Mr. Anderson, who retired from the Company effective as of November 6, 2014.

(2)

The amounts reported in the “Stock Awards” column reflect (i) the fair value on the grant date of the performance based stock awards granted to our NEOs during 2014 based upon the probable level of achievement under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, and (ii) the fair value on the grant date of RSU awards granted to our NEOs during 2014 determined as of the grant date in accordance with FASB ASC Topic 718, in each case, excluding the effect of estimated forfeitures. For a discussion of the assumptions used by the Company to calculate the values of the stock awards, see Note 23, “Share-Based Compensation” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The fair value on the grant date of the performance based stock awards granted to our NEOs during 2014 based upon the maximum possible level of achievement under such awards was $7,062,114, $1,079,520, $4,179,746,

$899,635, $1,079,520, and $3,454,562, for Messrs. O’Brien, Tillett, Dixon and Pedersen, Ms. Cook and Mr. Anderson, respectively. However, please note that as of January 30, 2015, these awards were performing significantly “Below Threshold” and, therefore, had January 30, 2015 been the final day of the performance period for such performance shares no shares of Company Common Stock would have been paid out to executives in connection with such performance shares.

(3)	The awards shown in this column reflect long-term incentive awards of options to purchase Common Stock of the Company. The option awards were established in dollars with the number of options and the value of the stock options computed using the Black-Scholes pricing model. Certain stock options and RSUs awarded to Mr. Cauthen and Mr. Anderson have been modified pursuant to the terms of their respective separation agreements. Accordingly, amounts in this column for Mr. Cauthen and Mr. Anderson include the incremental fair value computed as of the modification date in accordance with FASB ASC Topic 718. For a discussion of the assumptions used by the Company to calculate the values of the stock and stock option awards see Note 23, “Share-Based Compensation Plans” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(4)	The amounts shown in this column represent the short-term incentive compensation earned by each NEO under the 2014 Management Incentive Plan, described in the section of this Proxy Statement entitled “Compensation Discussion and Analysis – 2014 Management Incentive Plan” less any portion shown in the Bonus column of this Summary Compensation Table.

(5)	The amounts reported in this column reflect, for each NEO, as applicable, the sum of (a) the incremental cost to the Company of all perquisites and other personal benefits, (b) the dollar value of life insurance premiums paid by the Company, (c) matching contributions made by the Company to its 401(k) Plan, (d) profit sharing contributions made by the Company to its 401(k) Plan, (e) taxable relocation assistance and (f) certain other payments provided in, or attributable to, 2014. The table below under the heading “All Other Compensation” sets forth the various components of the “All Other Compensation” paid to each NEO.

(6)	Mr. Tillett became an employee and first became an NEO of the Company on March 1, 2014. The compensation shown is for services attributable to the period from March 1, 2014 through December 31, 2014.

(7)	Mr. Cauthen resigned from the Company effective as of February 28, 2014. The 2014 compensation shown is for services attributable to the period from January 1, 2014 through February 28, 2014 and for separation- related payments attributable to 2014. Mr. Cauthen did not receive a 2014 grant as he resigned prior to the grant date.

(8)	Mr. Anderson retired from the Company effective as of November 6, 2014. The 2014 compensation shown is for services attributable to the period from January 1, 2014 through November 6, 2014 and for separation- related payments attributable to 2014.

The following table sets forth the various components of all compensation set forth in the “All Other Compensation” column of the “Summary Compensation Table”, above:

ALL OTHER COMPENSATION

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Life Insurance & LTD Premiums ($)		401 (k) Matching Contribution ($)	Profit Sharing Contributions to 401(k) Plan ($)(2)	Taxable Relocation Assistance	Other		Total ($)
Mark J. O’Brien	2014	24,000	9,665	(3)	7,800	—	—	—		41,465
	2013	24,000	9,739	(3)	7,650	—	—	—		41,389
	2012	24,000	9,719	(3)	10,000	15,000	—	—		58,719
Gary L. Tillett	2014	—	930		7,800	—	61,611	—		70,341
Denmar J. Dixon	2014	18,000	865		7,800	—	—	—		26,665
	2013	18,000	838		7,650	—	—	—		26,488
	2012	18,000	849		10,000	15,000	—	—		43,849
Jonathan F. Pedersen	2014	—	867		5,458	—	52,828	—		59,153
Patricia Cook	2014	—	739		7,800	—	—	—		8,539
Charles E. Cauthen	2014	3,750	145		2,481	—	—	827,078	(4)	833,454
	2013	18,000	867		7,650	—	—	—		26,517
	2012	18,000	851		10,000	15,000	—	—		43,851
Keith A. Anderson	2014	—	774		7,800	—	—	751,276	(5)	759,850
	2013	—	867		7,650	—	—	—		8,517
	2012	—	840		7,500	—	—	—		8,340

(1)	Auto allowance.

(2)	The profit-sharing plan was discontinued after 2012.

(3)	Includes an $8,937 annual insurance premium that covers the period from August 1 of the prior year to July 31 of the applicable year.

(4)	Includes $347,308 of continued base salary, $468,700 of bonus payments and $11,070 for continued participation in the Company’s health, dental and vision benefits, in each case, paid pursuant to the Cauthen Separation Agreement. All such payments were provided in, or attributable to, 2014.

(5)	Includes $666,787 of compensation paid pursuant to the Anderson Separation Agreement, $33,736 for consulting services provided in 2014, $50,094 in connection with accrued but unused vacation and $659 in COBRA subsidies, all of which payments were provided in, or attributable to, 2014.

GRANTS OF PLAN-BASED AWARDS

The following table shows the annual cash incentive compensation that our NEOs could have earned during 2014 based upon the achievement of performance goals under the 2014 MIP, which was granted under, and subject to the terms of, our 2011 Omnibus Incentive Plan. The target cash incentive awards were based on a pre-determined percentage of each executive’s salary and were dependent upon the achievement of specified corporate performance and individual performance goals.

The following table also details long-term incentive awards made to our NEOs during 2014. These awards were granted under, and subject to the terms of, our 2011 Omnibus Incentive Plan.

The actual cash and long-term incentive awards, which reflect corporate performance and personal performance, were paid or awarded, respectively, as set forth below, and are reflected in the columns entitled “Non-Equity Incentive Plan Compensation” (cash component) and “Stock Awards” (equity component) of the “Summary Compensation Table”.

GRANTS OF PLAN-BASED AWARDS FOR 2014

		Estimated Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(2)(3)
NEO	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark J. O’Brien		1,150,000	2,000,000
	3/24/2014			50,938	101,877	203,754	33,959	4,512,302
Gary L. Tillett(4)		708,333	958,333
	3/3/2014						41,716	1,049,992
	3/24/2014			7,786	15,573	31,146	5,191	689,754
Denmar J. Dixon		750,000	1,500,000
	3/24/2014			24,943	49,887	99,774	16,629	2,209,578
	5/13/2014			4,758	9,517	19,034		360,789
Jonathan F. Pedersen(5)		645,000	860,000
	3/24/2014			6,489	12,978	25,956	4,326	574,817
Patricia Cook		600,000	1,200,000
	3/24/2014			7,786	15,573	31,146	5,191	689,754
Charles E. Cauthen(6)		N/A	N/A
	3/24/2014			—	—	—	—	—
Keith A. Anderson(7)		860,000	N/A
	3/24/2014			24,917	49,835	99,670	16,611	2,190,977

(1)	Represents the number of shares of Common Stock that may be paid out in connection with awards of performance shares.

(2)	Relates to RSUs.

(3)	The value of awards shown in this table is equal to the fair value at the date of the grant calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used by the Company to calculate the values of the awards, see Note 23, “Share-Based Compensation Plans,” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

(4)	Mr. Tillett’s non-equity incentive compensation target is per his employment agreement and is pro-rated for his March 1, 2014 date of hire. He has a minimum payout guarantee of $600,000 for 2014 and 2015 per his employment letter.

(5)	Mr. Pedersen had a minimum payout guarantee of $645,000 for 2014 per his employment letter.

(6)	Mr. Cauthen resigned on February 28, 2014 and did not receive any grants of plan-based awards. All amounts paid to Mr. Cauthen in 2014 were paid in accordance with the Cauthen Separation Agreement. For more information regarding the Cauthen Separation Agreement, see the discussion under the heading “Payments and Benefits on Termination and Change-in-Control.”

(7)	Mr. Anderson retired from the Company effective as of November 6, 2014. The Anderson Separation Agreement permits Mr. Anderson to retain the 16,611 RSUs granted on March 24, 2014. Of such RSUs, 8,305 will vest on March 24, 2016 and 8,306 will vest on March 24, 2017. For more information regarding the Anderson Separation Agreement, see the discussion under the heading “Payments and Benefits on Termination and Change-in-Control.”

DISCUSSION OF EMPLOYMENT ARRANGEMENTS

In order to attract and ensure stability in executive management, we have entered into employment agreements (the “Executive Contracts”) with our NEOs (other than Ms. Cook), as well as other members of management. The Executive Contracts contain the following basic provisions for 2014:

NEO	Initial Term (Years)	Expiration Date (1)	Base Salary ($)(2)	Target Bonus ($)(3)	Monthly Auto Allowance ($)	Annual Vacation (Days)
Mark J. O’Brien	1	4/16/15	575,000	1,150,000	2,000	30
Gary L. Tillett	N/A	N/A	500,000	850,000	N/A	20
Denmar J. Dixon	1	1/21/16	428,000	750,000	1,500	30
Jonathan F. Pedersen	N/A	N/A	430,000	645,000	N/A	30
Patricia Cook(4)	N/A	N/A	360,000	600,000	N/A	N/A
Charles E. Cauthen(5)	N/A	N/A	430,000	N/A	1,500	5
Keith A. Anderson(6)	1	N/A	430,000	860,000	N/A	20

(1)	The Executive Contracts of Messrs. O’Brien and Dixon automatically extend annually for one-year terms, unless and until terminated in advance of any annual extension as provided in the contract.

(2)	The base salary of each NEO (with the exception of Ms. Cook) is contractually agreed upon, and is subject to annual review and increase (but not decrease) at the discretion of our Compensation Committee or Board of Directors, as specified in each contract. The amounts in the table reflect base salaries for 2014.

(3)	The actual bonus in any year is subject to achieving corporate performance and individual performance targets established by the Compensation Committee and approved by the Board of Directors, and may be lower or higher (up to the maximum bonus cap) than the target bonus.

(4)	Ms. Cook does not have an employment contract with the Company.

(5)	The amounts in the table reflect the terms of the Cauthen Separation Agreement applicable to the period from January 1, 2014 to the Cauthen Termination Date. The Cauthen Separation Agreement is discussed in detail below under the heading “Payments and Benefits on Termination and Change-in-Control.”

(6)	The amounts in the table above reflect the terms of Mr. Anderson’s employment contract. This contract was superseded by the Anderson Separation Agreement (effective November 6, 2014). The Anderson Separation Agreement is discussed in detail below under the heading “Payments and Benefits on Termination and Change-in-Control.”

In addition, each NEO is entitled to participate in our group life and health insurance benefit plans and retirement plan generally applicable to our executives who are similarly situated, as well as reimbursement of reasonable out-of-pocket business expenses. Mr. O’Brien is contractually entitled to additional life insurance coverage at least comparable to the coverage provided to the chief executive officers of similar-size companies engaged in a business similar to the Company’s business, the cost of which is set forth in footnote (3) to the table entitled All Other Compensation. Each NEO would also receive certain accrued compensation payments upon termination of their employment, as described in more detail under the heading “Payments and Benefits on Termination and Change-in-Control.”

Several of our Executive Contracts contain additional provisions which were intended to incentivize the NEO to accept employment with the Company:

•

In connection with his sign-on bonus in January 2010, Mr. Dixon received 90,000 stock options with an exercise price of $14.29 (equal to the average of the high and the low selling price of Company Common Stock on the date of the grant), which vested on January 22, 2014.

•

Mr. Tillett’s contract included an award of RSUs with an economic value on the date of the grant equal to $1,050,000 and provided that the RSUs would vest one-third per year on the first, second and third anniversaries of the award. The contract also provides for a minimum cash bonus for 2014 and 2015 of $600,000 per year, an award under the Company’s long-term incentive plan for 2014 and 2015 with a minimum economic value of $600,000 per year, and a relocation reimbursement of up to $200,000.

•

Mr. Pedersen’s contract included a signing bonus of $200,000 which was paid in full in 2013 and a grant of 20,000 RSUs which vest 50% on May 4, 2015 and 50% on November 4, 2016. The contract also provides for a minimum cash bonus for 2014 of $645,000, an award under the Company’s long-term incentive plan for 2014 with a minimum economic value of $500,000, and a relocation reimbursement of up to $250,000.

•

The equity awards provided to Messrs. Tillett and Pedersen each require that they remain employees of the Company through the applicable vesting dates, notwithstanding termination for the reasons described below under the heading “Payments and Benefits on Termination and Change-in-Control.”

OUTSTANDING EQUITY

The following table sets forth information regarding the outstanding equity-based awards held by each of the NEOs as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	Option Awards					Stock Awards
NEO	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #(1)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
Mark J. O’Brien	6/23/05	8,758	—	6.99	6/23/15	—	—	—	—
	4/28/06	8,758	—	10.11	4/28/16	—	—	—	—
	1/31/07	18,417	—	8.32	1/31/17	—	—	—	—
	2/27/08	19,204	—	15.81	2/27/18	—	—	—	—
	5/19/09	75,450	—	13.37	5/19/19	—	—	—	—
	1/4/10	41,778	—	14.39	1/4/20	—	—	—	—
	5/10/11	231,567	—	17.61	5/10/21	—	—	—	—
	2/28/12	75,151	37,576	20.57	2/28/19	—	—	—	—
	4/3/13	—	168,128	33.59	4/3/23	—	—	—	—
	3/24/14	—	—	—	—	—	—	50,938	840,986
	3/24/14	—	—	—	—	33,959	560,663	—	—
Gary L. Tillett	3/3/14	—	—	—	—	41,716	688,731	—	—
	3/24/14	—	—	—	—	—	—	7,786	128,547
	3/24/14	—	—	—	—	5,191	85,703	—	—
Denmar J. Dixon	4/20/09	8,333	—	7.67	4/20/19	—	—	—	—
	1/22/10	90,000	—	14.29	1/22/20	—	—	—	—
	5/10/11	148,203	—	17.61	5/10/21	—	—	—	—
	2/28/12	31,413	15,707	20.57	2/28/19	—	—	—	—
	4/3/13	—	81,140	33.59	4/3/23	—	—	—	—
	3/24/14	—	—	—	—	—	—	24,943	411,809
	3/24/14	—	—	—	—	16,629	274,545	—	—
	5/13/14	—	—	—	—	—	—	4,758	78,555

	Option Awards					Stock Awards
NEO	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #(1)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
Jonathan F. Pedersen	11/4/13	—	—	—	—	20,000	330,200	—	—
	3/24/14	—	—	—	—	—	—	6,489	107,133
	3/24/14	—	—	—	—	4,326	71,422
Patricia Cook	11/1/11	—	—	—	—	20,000	330,220	—	—
	2/28/12	—	13,753	20.57	2/28/19	—	—	—	—
	4/3/13	—	34,356	33.59	4/3/23	—	—	—	—
	3/24/14	—	—	—	—	—	—	7,786	128,547
	3/24/14	—	—	—	—	5,191	85,703	—	—
Charles E. Cauthen	2/28/12	6,700	—	20.57	3/8/15	—	—	—	—
	4/3/13	—	58,479	33.59	4/3/23	—	—	—	—
Keith A. Anderson	11/1/11	—	—	—	—	20,000	330,200	—	—
	2/28/12	15,857	15,857	20.57	2/28/19	—	—	—	—
	3/24/14	—	—	—	—	16,611	274,248	—	—

(1)	Vesting of all equity in these columns is set forth in the “Equity Vesting Schedules,” below.

(2)	Relate to RSUs.

(3)	Based on a share price of $16.51, the closing price of the Common Stock on December 31, 2014.

(4)	Represents the threshold number of shares of the Common Stock that may be awarded pursuant to outstanding performance shares.

(5)	Based on a share price of $16.51, the closing price of the Common Stock on December 31, 2014. However, had January 30, 2015 been the final day of the performance period for such performance shares, no shares of Company Common Stock would have been paid out to executives in connection with such performance shares.

EQUITY VESTING SCHEDULES

	No. of Stock Options Vesting on Each Date		No. of Performance Shares Vesting on Each Date	No. of Restricted Stock Units Vesting on Each Date
NEO	2/28/2015	4/4/2016	12/31/2016	3/3/2015	5/4/2015	11/1/2015	3/3/2016	3/24/2016	11/4/2016	3/3/2017	3/24/2017
Mark J. O’Brien	37,576	168,128	101,877	—	—	—	—	16,979	—	—	16,980
Gary L. Tillett	—	—	15,573	13,906	—	—	13,905	2,595	—	13,905	2,596
Denmar J. Dixon	15,707	81,140	59,404	—	—	—	—	8,314	—	—	8,315
Jonathan F. Pedersen	—	—	12,978	—	10,000	—	—	2,163	10,000	—	2,163
Patricia Cook	13,753	34,356	15,573	—	—	20,000	—	2,595	—	—	2,596
Charles E. Cauthen(1)	—	58,479	—	—	—	—	—	—	—	—	—
Keith A. Anderson(2)	15,857	—	—	—	—	20,000	—	8,305	—	—	8,306

(1)	Mr. Cauthen resigned his position at the Company effective as of February 28, 2014. Pursuant to the Cauthen Separation Agreement, the 58,479 options granted to Mr. Cauthen on April 3, 2013 vested upon the termination of his employment but shall not be exercisable until April 3, 2016. Such options expire on April 3, 2023.

(2)	Mr. Anderson retired from the Company effective as of November 6, 2014. The Anderson Separation Agreement permits Mr. Anderson to retain the 20,000 RSUs granted on November 1, 2011, the 15,857 options granted on February 28, 2012, 8,305 RSUs granted on March 24, 2014 and another 8,306 RSUs granted on March 24, 2014. Such awards and RSUs vest on November 1, 2015, February 28, 2015, March 24, 2016 and March 24, 2017, respectively, in accordance with originally scheduled vesting dates.

OPTION EXERCISES AND STOCK VESTED FOR 2014

The following table summarizes certain information regarding stock options exercised and stock awards vested with respect to the NEOs during the year ended December 31, 2014.

	Option Awards		Stock Awards
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark J. O’Brien	—	—	—	—
Gary L. Tillett	—	—	—	—
Denmar J. Dixon	—	—	—	—
Jonathan F. Pedersen	—	—	—	—
Patricia Cook	27,505	259,372	—	—
Charles E. Cauthen	28,075	410,187	—	—
	103,742	1,181,663	—	—
	51,871	667,284	—	—
	31,563	266,089	—	—
	9,082	89,951	—	—
Keith A. Anderson	—	—	—	—

PAYMENTS AND BENEFITS ON TERMINATION AND CHANGE-IN-CONTROL

As described above, in order to attract and ensure stability in executive management, we have entered into Executive Contracts with our NEOs (other than Ms. Cook), as well as other members of management. Ms. Cook is a participant in the Green Tree Severance Plan for Senior Executives, effective as of July 22, 2008 (the “Severance Plan”). For both competitive and fairness reasons, we believe it is important to (a) protect senior management and other key employees in the event of a change-in-control and (b) provide for severance arrangements in the event of an NEO’s termination under designated circumstances. Employment protection is important in our competitive environment, encourages NEOs to focus on their duties without concern for the consequences of certain events that may be beyond their control, and reduces incentives senior management may otherwise have to avoid pursuit of transactions that may be in the best interests of stockholders, but that may also result in adverse employment consequences to the NEOs. None of our agreements and arrangements contain a “golden parachute” excise tax gross-up provision.

Mr. Cauthen’s employment with the Company ended on February 28, 2014 and Mr. Anderson’s employment ended on November 6, 2014. Certain terms of the Cauthen Separation Agreement and the Anderson Separation Agreement are discussed below.

In addition to the terms of the Executive Contracts described above, each NEO would also receive certain accrued compensation payments upon termination of their employment. In the event termination is by reason of death, Disability (as defined below), Retirement (as defined below), Constructive Termination (as defined below) or involuntary termination for other than Cause (as defined below), “accrued compensation payments” means the payment of unpaid annual base salary through the date of termination, the payment of any unpaid bonus amount for any year prior to the year of termination, and payment with respect to any accrued but unused vacation days. If termination is voluntary or for Cause, “accrued compensation payments” means the payment of unpaid annual base salary through the date of termination and payment with respect to any accrued but unused vacation days.

Contractual Termination Benefits

The Executive Contracts and Severance Plan all contain financial termination benefits (in addition to provisions for the treatment of outstanding equity awards discussed below). None of the contracts permit our NEOs to voluntarily terminate his or her employment in the event of a change-in-control and receive any severance as a result of such termination (a “single trigger”); however, should the executive be terminated in connection with a change-in-control (a “double trigger”), severance benefits may be available as detailed under “Potential Payments upon Termination or Change-in-Control.”

A summary of the financial benefits available to our NEOs is set forth in the table below, for which the following key is applicable:

A — “Prorated Bonus” means the payment of the NEO’s annual short-term incentive compensation for the fiscal year in which the termination occurs, pro-rated for the period of employment in the year up to the date of termination.

B — “Compensation Continuation” means continuation of base salary, benefits and annual bonus for 18 months after termination.

C — “Compensation Continuation” means continuation of base salary, benefits and annual bonus for 12 months after termination.

D — “Cost of COBRA and Outplacement Services” means that the Company will (a) pay the excess cost of COBRA continuation coverage above the amount active employees pay for similar coverage under the Company’s benefit plans, and (b) provide up to $20,000 in outplacement services, in each case for the period of Compensation Continuation.

As Messrs. Cauthen’s and Anderson’s employment with the Company was terminated on February 28, 2014 and November 6, 2014, respectively, the payments and benefits actually received or to be received in connection with their terminations are described and quantified below under the headings “Cauthen Separation Agreement” and “Anderson Separation Agreement,” respectively.

Basis for Termination of Employment
NEO	Death or Disability (1)	Retirement (2)	Voluntary Termination or Termination for Cause (3)(4)	Termination Without Cause or Constructive Termination (5)(6)
Mark J. O’Brien	A	A	—	A, B
Gary L. Tillett	A,C	—	—	A,C
Denmar J. Dixon	A	A	—	A, B
Jonathan F. Pedersen	A, B	—	—	A, B
Patricia Cook	A	—	—	A,C,D

(1)	“Disability” generally means the inability or failure to perform the employee’s duties for a period of 90 consecutive days or 120 days during any 12-month period due to any physical or mental illness or impairment; or a determination by a medical doctor that the employee is unable to perform his or her duties due to physical or mental illness or impairment.

(2)	“Retirement” eligibility arises upon reaching the age of 60 or having a combination of age and years of service with the Company exceeding 70, plus in the case of Ms. Cook, employment with the Company for a minimum of four years.

(3)	“Cause” generally means the commission of a felony arising from an act of fraud, embezzlement, or willful dishonesty in relation to the business or affairs of the Company; commission of any other felony that is materially injurious to the Company or its reputation or which compromises the employee’s ability to perform his or her job function or act as a representative of the Company; or a willful failure to attempt to substantially perform the employee’s duties.

(4)	In the event of termination for Cause, the NEO is not entitled to receive any earned but unpaid bonus for the prior year.

(5)	“Constructive Termination” generally means a material breach of the NEO’s Executive Contract by the Company; a material diminution of position, duties, responsibility or pay; purported termination of employment other than for Cause; or forced relocation of his or her primary job to a location more than 50 miles from the NEO’s current principal office location.

(6)	In order to receive Compensation Continuation, the NEO would be required to execute a general release of claims and would, for the period of the Compensation Continuation, be bound by non-competition, non-solicitation and non-disparagement obligations.

Treatment of Equity in the Event of a Change-in-Control of the Company or Termination of Employment

In the event of a change-in-control of the Company or a NEO’s termination of employment in the circumstances detailed below:

•

Unvested equity (including options) generally will vest in the event of a change-in-control of the Company or if an NEO’s employment is terminated due to his or her death, Retirement (if eligible and subject to provisions of individual awards), Disability, without Cause (with respect to Messrs. Tillett and Pedersen), or in the event the NEO terminates his or her employment due to an event of Constructive Termination. A change-in-control of the Company is defined as a change of ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5). NEOs do not have the right to terminate employment or to receive severance payments solely as a result of a change-in-control.

•	Unvested equity is forfeited in the event that the NEO’s employment is involuntarily or voluntarily terminated, other than as described above.

•	Vested (but unexercised or settled equity) and unvested equity are forfeited in the event of termination for Cause.

Potential Payments Upon Termination or Change-in-Control

The Executive Contracts, Severance Plan and equity award agreements to which the NEOs are parties contain change-in-control provisions. The following table sets forth the potential benefits to which each NEO (other than Messrs. Cauthen and Anderson) would be entitled in the event of a change-in-control of the Company or upon termination of employment in the situations described. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would be known only at the time that such amounts would become eligible for payment. Except as otherwise noted, the amounts shown in the table are the amounts that could be payable under existing plans and arrangements if the change-in-control occurred, or the NEO’s employment had terminated, on December 31, 2014. As Messrs. Cauthen’s and Anderson’s employment with the Company was terminated on February 28, 2014 and November 6, 2014, respectively, the payments and benefits actually received and to be received in connection with their terminations are described and quantified following the table. Note that the table does not include long-term incentive awards granted after December 31, 2014, if any.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

NEO	Termination Event	Cash ($) (1)	Bonus Earned as of Event Date ($) (2)	Future Bonus ($) (3)	Vesting of Unvested Long- Term Awards ($) (4)(5)	Health and Welfare Continuation ($)	Total ($)
Mark J. O’Brien	Termination by the Company without Cause or by the NEO for Constructive Termination	862,500	632,500	1,725,000	—	14,498	3,234,498
	Termination as a result of Death or Disability	—	632,500	—	560,663	14,498	1,207,661
	Termination by the NEO for Retirement(6)	—	632,500	—	560,663	—	1,193,163
	Voluntary Termination or Termination for Cause(7)	—	—	—	—	—	—
	Change-in-Control(8)	—	—	—	2,242,652	—	2,242,652
Gary L. Tillett	Termination by the Company without Cause or by the NEO for Constructive Termination	500,000	750,000	850,000	688,731	930	2,789,661
	Termination as a result of Death or Disability	500,000	750,000	850,000	774,435	930	2,875,365
	Termination by the NEO for Retirement(6) Voluntary Termination or Termination for Cause(7)	—	—	—	85,703	—	85,703
	Change-in-Control(8)	—	—	—	1,031,545	—	1,031,545
Denmar J. Dixon	Termination by the Company without Cause or by the NEO for Constructive Termination	642,000	412,500	1,125,000	—	1,298	2,180,798
	Termination as a result of Death, Disability or Retirement(6)	—	412,500	—	274,545	—	687,045
	Voluntary Termination or Termination for Cause(7)	—	—	—	—	—	—
	Change-in-Control(8)	—	—	—	1,255,305	—	1,255,305

NEO	Termination Event	Cash ($) (1)	Bonus Earned as of Event Date ($) (2)	Future Bonus ($) (3)	Vesting of Unvested Long- Term Awards ($) (4)(5)	Health and Welfare Continuation ($)	Total ($)
Jonathan F. Pedersen	Termination by the Company without Cause or by the NEO for Constructive Termination	645,000	750,000	967,500	330,200	1,301	2,694,001
	Termination as a result of Death or Disability	645,000	750,000	967,500	401,622	1,301	2,765,423
	Termination by the NEO for Retirement(6)	—	—	—	71,422	—	71,422
	Voluntary Termination or Termination for Cause(7)	—	—	—	—	—	—
	Change-in-Control(8)(9)	—	—	—	285,689	—	285,689
Patricia Cook	Termination by the Company without Cause or by the NEO for Constructive Termination	360,000	600,000	600,000	—	739	1,560,739
	Termination as a result of Death or Disability	—	600,000	—	415,903	—	1,015,903
	Termination by the NEO for Retirement(6)	—	—	—	85,703	—	85,703
	Voluntary Termination or Termination for Cause(7)	—	—	—	—	—	—
	Change-in-Control(8)(10)	—	—	—	673,014	—	673,014

(1)	Cash severance is in the form of salary continuation at the then-current base salary for a period of 18 months for Messrs. O’Brien, Dixon and Pedersen, and 12 months for Mr. Tillett and Ms. Cook. For purposes of this table, it is assumed that the NEO has exhausted all vacation pay for the year. If not, the NEO would also be paid for any accrued but unused vacation.

(2)	All NEOs are entitled to a pro rata share of the current fiscal year bonus in the case of the events indicated. Amounts in this table assume a termination date of December 31, 2014 and represent the actual bonus paid for fiscal 2014 as that bonus would not have been paid at that date.

(3)	All NEOs are entitled to receive future bonuses for certain of the described events for the periods set forth in footnote (1) at such time as such bonuses are paid, in amounts that are consistent with other NEOs (e.g., if other NEOs receive 100% of target, the terminated employee would receive a bonus at 100% of target). The amounts in this column reflect 100% of target.

(4)	Represents the value of stock options, RSUs and performance shares shown in the table entitled “Equity Vesting Schedules” that would vest as of December 31, 2014 in the event of termination or upon a change-in-control on that date, using, in the case of stock options, the excess of the closing price of our Common Stock on December 31, 2014 ($16.51) over the applicable exercise price of such stock options; and in the case of RSUs, the closing price of our Common Stock on December 31, 2014 multiplied by the applicable number of RSUs. In the case of performance shares, the target value is determined by multiplying the target number of performance shares awarded on the grant date by the closing price of our Common Stock on December 31, 2014 ($16.51).

(5)	Includes awards of options granted on February 28, 2012 (the “2012 Option Award”) and April 3, 2013 (the “2013 Option Award”) to Messrs. O’Brien and Dixon and Ms. Cook. Both the 2012 Option Awards and the 2013 Option Awards vest one-third per year. The unvested portions of such awards would vest immediately in the event of death, disability or a change-in-control (and retirement in the case of Mr. O’Brien) but would be forfeited in the event of voluntary or involuntary termination. Notwithstanding any accelerated vesting of the 2013 Option Awards, they would not be exercisable until April 4, 2016. Because the price of our Common Stock on December 31, 2014 did not exceed the exercise price for the 2012 Option Awards or the 2013 Option Awards, the options have been given a value of zero dollars for the purposes of this table. Also included is an award of performance shares granted to all NEOs on March 24, 2014 which vests in full in the event of termination for death or disability and pro rata in the event of retirement; however, the value of the performance shares is based upon actual performance and the parameters set forth in the award and, inasmuch as, as of December 31, 2014, the performance shares have zero value, the performance shares have been given a zero value for purposes of this table. In the event of a change-in-control, awards of performance shares are paid in full to NEOs based upon target performance.

(6)	As of December 31, 2014, Messrs. O’Brien and Dixon were our only NEOs who were eligible for retirement benefits and to receive any payments upon retirement. If Mr. Pedersen’s employment is terminated as a result of retirement, his compensation, equity-based awards and benefits shall be treated generally in the same manner as any other senior executive of the Company who reports directly to the Chief Executive Officer and who retired within six months prior to or six months following Mr. Pedersen’s termination date. With respect to long-term incentive awards, upon retirement, the 2012 Option Awards and RSUs granted in connection with a signing bonus will be forfeited; the 2013 Option Awards and other RSUs granted in 2014 will be retained and vest in accordance with their terms; and performance shares will vest pro rata and be awarded based upon actual performance. As described in footnote 5, the 2013 Option Awards and performance shares have been given a value of zero for purposes of this table.

(7)	“Cause” generally means the commission of a felony arising from an act of fraud, embezzlement, or willful dishonesty in relation to the business or affairs of the Company, or any other felony that is materially injurious to the Company or its reputation or which compromises the employee’s ability to perform his or her job function or act as a representative of the Company; or a willful failure to attempt to substantially perform the employee’s duties. In the event of termination for Cause, the NEO is not entitled to receive any Prorated Bonus.

(8)	In the event the NEO’s employment is terminated in connection with a change-in-control (i.e., a double trigger), the NEO would also be entitled to the severance payments reflected in this table (without duplication) depending upon the basis for the termination.

(9)	If Mr. Pedersen is terminated within six months of the change-in-control an additional 20,000 RSUs would vest. Such additional RSUs had a market value of $330,200 as of December 31, 2014 (based on the closing price of the Common Stock on such date).

(10)	The Health and Welfare Continuation consists of $739 in continuing benefit payments.

Cauthen Separation Agreement

On October 1, 2013, the Company and Mr. Cauthen, our former Executive Vice President and Chief Financial Officer, entered into a separation agreement pursuant to which Mr. Cauthen would resign from his position effective as of the earlier of (i) the close of business on the date by which the Company was required to file its Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC, plus up to 60 days if the Company extended the time for filing, and (ii) such date as the Company may have determined in its sole discretion. In accordance with the foregoing, Mr. Cauthen remained an employee of the Company through February 28, 2014 (the “Cauthen Termination Date”). The Cauthen Separation Agreement superseded the Amended and Restated Contract of Employment between the Company and Mr. Cauthen, dated March 15, 2010.

In accordance with the Cauthen Separation Agreement, Mr. Cauthen was entitled to receive the following principal benefits from the date of the Cauthen Separation Agreement through February 28, 2014: (i) continued payment of his base salary at a rate of $430,000 per year; (ii) car allowance at a rate of $18,000 per year; (iii) continued participation in Company health, dental and vision benefits, subject to the payment of ordinary employee contributions; and (iv) payment of accrued but unused vacation days in accordance with Company policy, subject to certain specified provisions.

Following February 28, 2014, under the Cauthen Separation Agreement, Mr. Cauthen was entitled to receive the following principal benefits: (i) continued payment of his base salary for 18 months from the Cauthen Termination Date with a value of $645,000; (ii) continued participation in Company health, dental and vision benefits, subject to the payment of ordinary employee contributions, until the earlier of (A) the 36-month anniversary of the Cauthen Termination Date, or (B) his eligibility to receive comparable benefits from subsequent employment or government assistance (the COBRA election period will not commence until the expiration of such 36-month period), with an approximate value of $19,188; (iii) bonus payments as follows: (A) $468,700 to be paid in each of 2014 and 2015; and (B) $310,112 to be paid in 2016; and (iv) the immediate vesting of all outstanding unvested stock option awards; provided that the stock option award dated April 3, 2013, would not be exercisable until April 3, 2016 as provided in the applicable award agreement. The value of the accelerated vesting as of the Cauthen Termination Date was $569,040 based on the excess of the closing price of our Common Stock on the Cauthen Termination Date ($25.55) over the options’ exercise price.

Mr. Cauthen has also agreed under the Cauthen Separation Agreement to certain non-competition and non-solicitation provisions for a period of 18 months following the Cauthen Termination Date. In addition, the Cauthen Separation Agreement contains certain confidentiality and non-disparagement provisions.

Anderson Separation Agreement

On August 8, 2014, the Company and Keith A. Anderson, our former Executive Vice President and Chief Operating Officer entered into a separation agreement pursuant to which Mr. Anderson would remain in his position until 90 days from the date of the Anderson Separation Agreement or such earlier date determined by the Company in its sole discretion. In accordance with the foregoing, Mr. Anderson remained an employee of the Company until November 6, 2014 (the “Anderson Termination Date”).

In accordance with the terms of the Anderson Separation Agreement, the Company and Mr. Anderson entered into a consultancy agreement, pursuant to which Mr. Anderson provides requested services to the Company for a period of one year following the Anderson Termination Date. Mr. Anderson is paid a consulting fee of $35,833 per month, as well as approximately $330 per month with respect to the incremental cost of COBRA premiums over the cost of coverage for active employees. The consulting services pertain to the management and operations of our mortgage servicing and origination businesses; assistance with any past or future litigation and/or regulatory or similar investigations; and such other matters relating to the Company’s business that the Company may reasonably request.

The Anderson Separation Agreement also provides for the following compensation and benefits: (i) a pro- rated bonus for 2014 through the Anderson Termination Date in the amount of $548,430; (ii) a lump sum payment for 2014 following the Anderson Termination Date in the amount of $118,357; (iii) two additional lump sum payments to be made in 2015 and 2016 totaling $681,644 in the aggregate; (iv) a payment of $50,094 in connection with accrued but unused vacation, which was paid in November 2014; and (v) continued vesting with respect to certain equity awards held by Mr. Anderson, as set forth below (the remainder of Mr. Anderson’s equity awards, including 43,859 stock options granted on April 3, 2013 and 49,835 performance shares granted on March 24, 2014, were forfeited by Mr. Anderson):

Award Date	No. Shares	Award/Option Price	Vest Date	Value as of 11/06/14(1)
2/28/12	15,857	$20.57	2/28/15	—
11/1/11	20,000	RSU	11/1/15	343,200
3/24/14	8,305	RSU	3/24/16	142,514
3/24/14	8,306	RSU	3/24/17	142,531
Total				628,245

(1)	The value of the accelerated vesting is based, in the case of options, on the excess of the closing price of our Common Stock on the Anderson Termination Date ($17.16) over the options’ exercise price ($20.57) (i.e., zero for purposes of this table) and, in the case of RSUs, on the closing price of our Common Stock on the Anderson Termination Date.

Pursuant to the Anderson Separation Agreement, Mr. Anderson is bound by customary restrictive covenants, including an agreement not to compete with the Company during, and for a period of 12 months after, the termination of, his consultancy agreement.

Indemnification Agreements

We have entered into indemnification agreements with certain of our directors, the Chairman and Chief Executive Officer, the Chief Financial Officer, certain other NEOs and other senior executives of the Company.

DIRECTOR COMPENSATION

The following director compensation table sets forth the total cash and non-cash compensation paid to or accrued for each person who served as an independent director of the Company for 2014. At its meeting in May 2012, the Board, upon the recommendation of the Compensation Committee, eliminated separate meeting fees for the members of the Board and its committees. The elimination of meeting fees reflects a current best practice trend as it mitigates the risk of (a) directors holding excessive meetings in order to increase fees, or (b) not holding meetings out of a concern for appearing to be holding excessive meetings in order to increase fees. Our Board believes that meetings should be held (or not held) strictly on the basis of need, without consideration of benefit to the individual directors or additional cost to the Company.

No directors who are employees of the Company received any fees or payments for service on our Board of Directors.

DIRECTOR COMPENSATION TABLE FOR 2014

Director	Earned or Paid in Cash ($)(1)		Stock Awards (#)(2)	Share Awards Value ($)(2)	Total Compensation ($)
Ellyn L. Brown	115,000	(4)(5)(6)	4,414	130,000	245,000
William J. Meurer	125,000	(3)(6)	4,414	130,000	255,000
Shannon E. Smith	120,000	(3)(4)(6)	4,414	130,000	250,000
Michael T. Tokarz	135,000	(5)(6)(7)	4,414	130,000	265,000
Steven Berrard	85,000	(4)	4,414	130,000	215,000
Alvaro de Molina	110,000	(3)(4)(5)	4,414	130,000	240,000
James Pappas	110,000	(3)(4)(5)	4,414	130,000	240,000

(1)	Includes a $75,000 annual board retainer (paid quarterly), plus applicable committee member retainer, Chairman’s fees and Lead Independent Director retainer.

(2)	Independent directors were awarded grants of $130,000 worth of immediately vesting RSUs at a price of $29.45 per share (which reflects the average of the high and the low trading price of the Company’s Common Stock on the grant date), at the time of the 2014 Annual Stockholders Meeting.

(3)	Includes Audit Committee member retainer of $15,000.

(4)	Includes Compensation Committee member retainer of $10,000.

(5)	Includes Compliance Committee member retainer of $10,000.

(6)	Includes the following fees for serving as Committee Chairman: Mr. Meurer $35,000 (Audit); Mr. Smith $20,000 (Compensation); Mr. Tokarz $15,000 (Nominating); and Ms. Brown $20,000 (Compliance).

(7)	Includes Lead Independent Director retainer of $35,000.

During 2014 (beginning as of May 14, 2014 and continuing to May 13, 2015, the dates of the 2014 and 2015 Annual Meetings of Stockholders), the compensation package for the non-employee directors consisted of (a) a base annual retainer of $75,000, paid in quarterly installments, and (b) $130,000 in Company Common Stock or equivalents. Based on the average of the high and the low selling price of the Company’s Common Stock on the day of the grant of $29.45 per share, each director received 4,414 shares of Company Common Stock in the form of immediately vesting RSUs. In addition, the Chairman of the Audit Committee received a fee of $35,000, the Chairman of the Compensation Committee received a fee of $20,000, the Chairman of the Nominating Committee received a fee of $15,000 and the Chairman of the Compliance Committee received a fee of $20,000. Members of the Audit Committee received a fee of $15,000, members of the Compensation Committee received a fee of $10,000 and members of the Compliance Committee received a fee of $10,000. The lead independent director received a fee of $35,000. All directors also received reimbursement of travel expenses incurred in connection with attending meetings of the Board of Directors or committees of the Board.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently has outstanding equity awards granted under two different equity compensation plans. The 1999 Equity Incentive Plan (the “1999 EIP”) was assumed by the Company in connection with its merger with Hanover Capital Mortgage Holdings, Inc. and expired shortly thereafter in May 2009. Accordingly, there are no shares remaining available for future issuance under the 1999 EIP, except for such shares to be issued in connection with the exercise or vesting of outstanding equity awards. The 2011 Omnibus Incentive Plan, which amended and restated the Company’s 2009 Long-Term Incentive Award Plan, was approved by our stockholders at the 2011 Annual Meeting of Stockholders and was further amended and restated at the 2013 Annual Meeting of Stockholders (as amended and restated through the date hereof, the “2011 Plan”).

The following table sets forth the number of shares of our Common Stock to be issued upon the exercise or vesting of outstanding stock options, RSUs and performance shares, the weighted average exercise price of outstanding stock options and the number of shares remaining available for future grants of awards as of December 31, 2014, in each case with respect to the 1999 EIP and the 2011 Plan in the aggregate. Our 2011 Plan provides for a proportionate adjustment to the number of shares reserved for issuance in the event of any stock dividend, stock split, combination, recapitalization, or similar event. For more information, see Note 23 “Share-Based Compensation” of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
Stock options(1)	2,363,728	$23.95
Restricted stock units and performance shares(2)	921,559	N/A
Equity compensation plans not approved by security holders	0		0
Total(2)	3,285,287		3,490,545

(1)	Includes 63,494 shares of Common Stock issuable pursuant to outstanding stock options awarded under the 1999 EIP.

(2)	Assumes 100% of the target number of shares of Common Stock will be paid out in connection with 2014 performance shares. If the maximum (i.e., 200% of the target) number of shares of Common Stock are paid out in connection with 2014 performance shares, an additional 499,160 shares of Common Stock will be issued upon completion of the performance period.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations become beneficial owners of 5% or more of our Common Stock and, as a result, are considered a “related person” under our “Related Person Transaction Policy.” We may conduct business with these organizations in the ordinary course.

There has been no transaction, since January 1, 2014, and there is no proposed transaction as of the date of this proxy statement, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

RELATED PERSON TRANSACTION POLICY

In February 2014, the Board adopted a written Related Person Transaction Policy to assist it in reviewing, approving and ratifying related person transactions and to assist us in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements our other policies that may apply to transactions with related persons, such as the Board’s Corporate Governance Guidelines and our Code of Conduct.

The Related Person Transaction Policy provides that all related person transactions covered by the policy must be reviewed and approved or ratified by the disinterested members of the Board or by a committee of the Board composed of independent directors who are disinterested, which is currently designated as the Audit

Committee. The Related Person Transaction Policy further provides that any employment relationship or transaction involving an executive officer and related compensation must be approved by the Compensation Committee or recommended by such committee for Board approval.

In reviewing related person transactions, the disinterested directors or Audit Committee, as applicable, will consider the relevant facts and circumstances, including, among other things:

•	the identity of the related person, the nature of the related person’s interest in the transaction and the material terms of the transaction;

•	the importance of the transaction both to the Company and to the related person;

•

whether the transaction would likely impair the judgment of a director or an executive officer to act in the best interest of the Company and, in the case of an outside director, whether it would impair his or her independence; and

•	whether the value and the terms of the transaction are on a substantially similar basis as similar transactions previously entered into by the Company that did not involve a related person.

The disinterested directors or Audit Committee, as applicable, will not approve or ratify any related person transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the best interests of the Company and our stockholders and complies with applicable law.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

•	the Company was or is to be a participant; and

•

any related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner and any immediate family member of such person) had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our outstanding shares of Common Stock as of March 27, 2015 (except where otherwise noted) by: (a) each person known by us to beneficially own 5% or more of our shares of Common Stock, (b) each of our directors and each of our NEOs, and (c) all of our directors and executive officers as a group, in each case based on 37,732,229 shares outstanding as of March 27, 2015. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all of the Common Stock owned by them.

	Current Beneficial Ownership
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Directors and Named Executive Officers
Steven Berrard(3)	34,526	*
Ellyn L. Brown(4)	33,400	*
Alvaro G. de Molina	8,062	*
Denmar J. Dixon(5)	536,213	1.4%
William J. Meurer	27,456	*
Mark J. O’Brien(6)	960,726	2.5%
James L. Pappas	9,062	*
Shannon Smith(7)	40,303	*
Michael T. Tokarz(8)	187,867	*
Gary L. Tillett	21,806	*
Jonathan F. Pedersen(9)	10,000	*
Patricia Cook(10)	13,753	*
Charles E. Cauthen(11)	331,114	*
Keith A. Anderson(12)	52,468	*
All directors and executive officers as a group (17 persons)(13)	1,935,817	5.0%
Other Beneficial Holders
NewSouth Capital Management, Inc.(14)
999 S. Shady Grove Rd, Suite 501
Memphis, Tennessee 38120	3,484,697	9.2%
BlackRock Inc. (15)
55 East 52nd Street
New York, NY 10022	2,050,777	5.4%
Select Equity Group, L.P.(16)
380 Lafayette Street, 6th Floor
New York, New York 10003	4,809,821	12.7%
Birch Run Capital Advisors, LP(17)
1350 Broadway, Suite 2412
New York, NY 10018	6,704,436	17.8%
The Vanguard Group(18)
100 Vanguard Blvd.
Malvern, PA 19355	2,181,266	5.8%
Baker Street Capital Management, LLC(19)
12400 Wilshire Blvd., Suite 940
Lost Angeles, CA 90025	6,199,980	16.4%

	Current Beneficial Ownership
Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)
Point72 Asset Management, L.P. (20)
72 Cummings Point Road
Stamford, CT 06902	2,400,100	6.4%
Good Haven Capital Management, LLC (21)
4940 SW 83rd Street
Miami, FL 33143	2,820,306	7.5%
SouthernSun Asset Management LLC (22)
6070 Poplar Avenue, Suite 300
Memphis, TN 38119	2,691,613	7.1%
First Pacific Advisors, LLC (23)
11601 Wilshire Blvd., Suite 1200
Los Angeles, CA 90025	1,920,800	5.1%

     * Less than 1%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of a security if he or she (a) has or shares voting power or dispositive power with respect to such security, or (b) has the right to acquire such ownership within 60 days. “Voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest in such shares.

(2)	In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of our Common Stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within 60 days of March 27, 2015 held by such individual or group, but such shares are not deemed outstanding for purposes of any other person or group.

(3)	Includes 9,665 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days. Includes 21,144 shares held indirectly by Berrard Holdings Limited Partnership in a margin account.

(4)	Includes 15,193 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(5)	Includes 293,656 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days. 239,028 of Mr. Dixon’s owned shares are held in a margin account. Also includes 3,529 shares owned by the Richard Dixon Inter Vivos Trust. Mr. Dixon is a co-trustee of this Trust, and as such is deemed to beneficially own such shares.

(6)	Includes 516,659 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days. 444,067 of Mr. O’Brien’s owned shares are held in a margin account.

(7)	Includes 19,971 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(8)	Includes 19,971 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(9)	Includes 10,000 RSUs that will vest within 60 days.

(10)	Includes 13,753 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(11)	Mr. Cauthen resigned his position with the Company effective as of February 28, 2014. Beneficial ownership information is based on information contained in the last Form 4 filed on Mr. Cauthen’s behalf prior to February 28, 2014 adjusted to give effect to the vesting of 15,781 options on February 28, 2014 and 67,653 options on March 8, 2014.

(12)	Mr. Anderson resigned his position with the Company effective as of November 6, 2014. Beneficial ownership information is based on information contained in the last Form 4 filed on Mr. Anderson’s behalf prior to November 6, 2014 adjusted to give effect to the vesting of 15,857 options on February 28, 2015.

(13)	Includes 938,947 shares of our Common Stock issuable with respect to currently exercisable options or options that will become exercisable within 60 days.

(14)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with SEC by NewSouth Capital Management, Inc. (“NewSouth”) on February 13, 2015 (the “NewSouth 13G”). According to the NewSouth 13G, NewSouth beneficially owns an aggregate of 3,484,697 shares of our Common Stock, has the sole power to vote or to direct the voting of 2,890,747 shares of our Common Stock, the sole power to dispose or to direct the disposition of 3,484,697 shares of our Common Stock, and the shared power to vote or direct the voting of, or to dispose of or to direct the disposition of, no shares of our Common Stock.

(15)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by BlackRock, Inc., (“BlackRock”), on February 2, 2015 (the “BlackRock 13G”). According to the BlackRock 13G, BlackRock beneficially owns an aggregate of 2,050,777 shares of our Common Stock, has sole voting power to vote or to direct the voting of 1,957,251 shares of our Common Stock, the sole power to dispose of or to direct the disposition of 2,050,777 shares of our Common Stock, has the shared power to vote or direct the voting of no shares of our Common Stock and has the shared power to dispose or to direct the disposition of, no shares of our Common Stock.

(16)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by Select Equity Group, L.P. and George S. Loening (collectively, “Select”), on February 13, 2015 (the “Select 13G”). According to the Select 13G, Select beneficially owns an aggregate of 4,809,821 shares of our Common Stock, has sole voting power to vote or to direct the voting of, and the sole power to dispose of or to direct the disposition of no shares of our Common Stock, and has the shared power to vote or direct the voting of, or the shared power to dispose or to direct the disposition of, 4,809,821 shares of our Common Stock.

(17)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by Birch Run Capital Advisors, LP, BRC Advisors GP, LLC, Daniel Beltzman and Gregory Smith (collectively, “Birch Run”), on January 12, 2015 (the “Birch Run 13G”). According to the Birch Run 13G, Birch Run beneficially owns an aggregate of 6,704,436 shares of our Common Stock, has sole voting power to vote or to direct the voting of, and the sole power to dispose of or to direct the disposition of no shares of our Common Stock, and has the shared power to vote or direct the voting of, or the shared power to dispose or to direct the disposition of, 6,704,436 shares of our Common Stock.

(18)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with SEC by The Vanguard Group (“Vanguard”) on February 10, 2015 (the “Vanguard 13G”). According to the Vanguard 13G, Vanguard beneficially owns an aggregate of 2,181,266 shares of our Common Stock, has the sole power to vote or to direct the voting of 52,880 shares of our Common Stock, the sole power to dispose or to direct the disposition of 2,131,505 shares of our Common Stock, and the shared power to vote or direct the voting of, or to dispose of or to direct the disposition of, 49,761 of our shares of Common Stock.

(19)

The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with SEC by Baker Street Capital L.P., Bakersville SPV, L.P., Baker Street Capital Management, LLC, Baker Street Capital GP, LLC and Vadim Perelman (“Baker Street Capital”) on February 10, 2015 (the “Baker Street 13G”). According to the Baker Street 13G, Baker Street Capital beneficially owns an aggregate of 6,199,980 shares of our Common Stock, has the sole power to vote or to direct the voting of 6,199,980 shares of our Common Stock, the sole power to dispose or to direct the disposition of 6,199,980 shares of our Common Stock, and the shared power to vote or direct the voting of, or to dispose of or to direct the disposition of no shares of our Common Stock.

(20)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Cubist Systematic Strategies, LLC, Rubric Capital Management, LLC and Steven A. Cohen (collectively, “Point72 Asset Management”), on January 8, 2015 (the “Point72 13G”). According to the Point72 13G, such joint filers beneficially own an aggregate of 2,400,100 shares of our Common Stock, have sole voting power to vote or to direct the voting of, and the sole power to dispose of or to direct the disposition of no shares of our Common Stock, and have the shared power to vote or direct the voting of, or the shared power to dispose or to direct the disposition of, 2,400,100 shares of our Common Stock.

(21)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by Good Haven Capital Management LLC (“Good Haven Capital Management”), on February 11, 2015 (the “Good Haven 13G”). According to the Good Haven 13G, Good Haven Capital Management beneficially owns an aggregate of 2,820,306 shares of our Common Stock, has sole voting power to vote or to direct the voting of 2,467,804 shares of our Common Stock, and the sole power to dispose of or to direct the disposition of 2,820,306 shares of our Common Stock, and has the shared power to vote or direct the voting of, or the shared power to dispose or to direct the disposition of, no shares of our Common Stock.

(22)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by SouthernSun Asset Management LLC (“SouthernSun Asset Management”), on February 13, 2015 (the “SouthernSun 13G”). According to the SouthernSun 13G, SouthernSun Asset Management beneficially owns an aggregate of 2,691,613 shares of our Common Stock, has sole voting power to vote or to direct the voting of 2,596,648 shares of our Common Stock, and the sole power to dispose of or to direct the disposition of 2,691,613 shares of our Common Stock, and has the shared power to vote or direct the voting of, or the shared power to dispose or to direct the disposition of, no shares of our Common Stock.

(23)	The ownership information set forth herein is based in its entirety on the material contained in Schedule 13G filed with the SEC by First Pacific Advisors, LLC, Robert L. Rodriguez, Richard Atwood and Steven T. Romick (collectively, “First Pacific Advisors”), on February 13, 2015 (the “First Pacific 13G”). According to the First Pacific 13G, First Pacific Advisors beneficially owns an aggregate of 1,920,800 shares of our Common Stock, has sole voting power to vote or to direct the voting of, and the sole power to dispose of or to direct the disposition of no shares of our Common Stock, and has the shared power to vote or direct the voting of, or the shared power to dispose or to direct the disposition of, 1,920,800 shares of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of our shares of outstanding Common Stock to file reports of ownership with the SEC indicating their ownership of the Company’s equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended December 31, 2014. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of our shares of Common Stock, except for one Form 3 filing made on behalf of Mr. Williamson, one Form 4 filing made on behalf of Mr. Franco and one Form 4 filing made on behalf of Mr. Berrard. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons.

STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2016 Annual Meeting, the proposal should be mailed by certified mail return receipt requested to our Secretary, c/o Walter Investment Management Corp., 3000 Bayport Drive, Suite 1100, Tampa, Florida 33607. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in the Proxy Statement for our 2016 Annual Meeting and form of proxy, a proposal must be received by our Secretary on or before December 2, 2015. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.

In addition, our Bylaws permit stockholders to nominate directors and present other business for consideration at our Annual Meeting of Stockholders. To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2016, you must submit a timely notice in accordance with the procedures described in our Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of our Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Therefore, to be presented at our Annual Meeting to be held in 2016, such a proposal must be received on or after November 2, 2015, but not later than 5:00 p.m., Eastern Time, on December 2, 2015. Notwithstanding the foregoing, in the event that the date of the Annual Meeting of Stockholders to be held in 2016 is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our Bylaws. The proxy solicited by the Board for the 2016 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

Our Bylaws are posted on our website at www.walterinvestment.com. To make a submission or to request a copy of our Bylaws, stockholders should contact our Secretary at 3000 Bayport Drive, Tampa, Florida 33607.

SOLICITATION COSTS

The Company will bear the costs of preparing, assembling, and mailing the Notice of Availability, the proxy statement, the proxy card, and the 2014 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone, by facsimile copy, or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.

ANNUAL REPORT

We have provided each stockholder whose proxy is being solicited hereby access to a copy of our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2014, without exhibits. Written requests for additional copies should be directed to the Company’s Secretary, c/o Walter Investment Management Corp., at 3000 Bayport Drive, Tampa, Florida 33607. Exhibits will be provided upon written request to the Secretary and payment of an appropriate processing fee.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting our Secretary at 3000 Bayport Drive, Tampa, Florida 33607.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters proposed to be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If, however, any other matters are properly brought before the Annual Meeting for consideration, the persons appointed as proxies will vote or act thereon in their discretion.

By Order of the Board of Directors

/s/ Jonathan F. Pedersen
JONATHAN F. PEDERSEN
Secretary

Tampa, Florida

March 31, 2015

LOCATION FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Walter Investment Management Corp.

Wednesday, May 13, 2015 at 10:00 a.m. local time

Grand Hyatt Tampa Bay

2900 Bayport Drive, Tampa, Florida 33607

Telephone (813) 874-1234

From the Tampa International Airport:

Take Highway 60 West toward Clearwater. From 60 West, exit onto Bayport Drive. Follow exit road underneath the overpass. Straight onto Bayport Drive.

From the South/Sarasota:

I 75 to I 275 North. Exit Highway 60 West/Clearwater/Tampa International Airport/Veterans Expy. Follow signs for 60 West/Clearwater. From 60 West, exit onto Bayport Drive. Follow exit road underneath the overpass. Straight onto Bayport Drive.

From St. Petersburg:

I 275 North. Exit Highway 60 West/Clearwater/Tampa International Airport/Veterans Expy. Follow signs for 60 West/Clearwater. From 60 West, exit onto Bayport Drive. Follow exit road underneath the overpass. Straight onto Bayport Drive.

From the North/Downtown Tampa/Orlando:

I 275 South. Exit at Highway 60 West/Clearwater/Tampa International Airport/Veteran’s Expy. Follow sign for 60 West/Clearwater. From 60 West, exit onto Bayport Drive. Follow exit road underneath the overpass. Straight onto Bayport Drive.

From the North via Veteran’s Expressway:

Veteran’s Expressway south toward Tampa. Exit 60 West/Clearwater. Exit onto Bayport Drive. Follow exit road underneath the overpass. Straight onto Bayport Drive.

From the West/Clearwater:

Take State Road 60 East toward Tampa. Take the Bayport Drive exit. Turn right at the stop sign onto Bayport Drive.

Please note that attendance at the meeting will be limited to stockholders of Walter Investment Management Corp. as of the record date (or their authorized representatives). You will be required to provide your proxy card or provide other evidence of ownership. If your shares are held by a bank or broker, please bring to the meeting your bank or broker statement evidencing your beneficial ownership of Walter Investment Management Corp. common stock as of the record date to gain admission to the meeting.

VOTE BY INTERNET - www.proxyvote.com
WALTER INVESTMENT MANAGEMENT CORP. 3000 BAYPORT DRIVE, SUITE 1100 TAMPA, FL 33607

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87411-P63269                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

WALTER INVESTMENT MGMT. CORP			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3:
1.	Election of Class III Directors		☐	☐	☐
Nominees:
01) Alvaro de Molina
02) Mark O’Brien
03) Shannon Smith
								For	Against	Abstain

2.	An advisory resolution to approve the 2014 compensation of our named executive officers.							☐	☐	☐
3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2015 fiscal year.							☐	☐	☐
The above proposals are described in greater detail in the Proxy Statement dated March 31, 2015.
The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting or any postponement or adjournment thereof.
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 13, 2015:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

M87412-P63269

WALTER INVESTMENT MANAGEMENT CORP.

Annual Meeting of Stockholders, May 13, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock, $0.01 par value per share, of Walter Investment Management Corp., a Maryland corporation (the “Company”), does hereby appoint Mark O’Brien and Jonathan F. Pedersen, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to attend the Annual Meeting of Stockholders of the Company to be held at the Grand Hyatt Tampa Bay, 2900 Bayport Drive, Tampa, Florida 33607, on May 13, 2015, at 10:00 a.m. local time, or any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting on the following proposals and in their discretion on such other business as may properly come before the meeting, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, BUT THE PROXY IS SIGNED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR EACH OF PROPOSALS 1 THROUGH 3. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AT THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side